    As filed with the Securities and Exchange Commission on March 26, 1998
                                                     Registration No. 333-36755
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ---------------------
                                AMENDMENT NO. 1

                                      to
                                   FORM SB-2
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                             INNOPET BRANDS CORP.
                (Name of Small Business Issuer in Its Charter)


               Delaware                              2047                       65-0639984
(State or Other Jurisdiction of         (Primary Standard Industrial         (I.R.S. Employer
 Incorporation or Organization)          Classification Code Number)        Identification No.)

                     1 East Broward Boulevard, Suite 1100
                        Fort Lauderdale, Florida 33301
                                (954) 453-2400
         (Address and Telephone Number of Principal Executive Offices)
                             ---------------------
                                   Marc Duke
                            Chief Executive Officer
                     1 East Broward Boulevard, Suite 1100
                        Fort Lauderdale, Florida 33301
                                (954) 453-2400
                             ---------------------
           (Name, Address and Telephone Number of Agent for Service)

                                  Copies to:
                             Daniel I. DeWolf, Esq.
                            Willie E. Dennis, Esq.
                          Camhy Karlinsky & Stein LLP
                           1740 Broadway, 16th Floor
                         New York, New York 10019-4315
                                (212) 977-6600
                            ---------------------

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                Proposed            Proposed
                                                                 Maximum             Maximum
   Title Of Each Class Of Securities       Amount To Be      Offering Price    Aggregate Offering       Amount Of
           To Be Registered                 Registered        Per Share(1)          Price(1)         Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
 (2) .................................    7,184,241 shares      $ 1.5313        $ 11,001,228.24       $  3,245.36
------------------------------------------------------------------------------------------------------------------------
Redeemable Warrants ..................      768,200             $ 0.3750        $    288,075.00       $     84.98
------------------------------------------------------------------------------------------------------------------------
Common Stock underlying the
 Redeemable Warrants (3) .............      768,200 shares      $   6.00        $  4,609,200.00       $  1,359.71
------------------------------------------------------------------------------------------------------------------------
Total ....................................................................      $ 15,898,503.24       $  4,690.05(4)
========================================================================================================================

(1) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 (the "Act") on the basis of the average of the bid and asked prices of the Common Stock and Redeemable Warrants of InnoPet Brands Corp. as quoted on the OTC Electronic Bulletin Board on March 23, 1998.

(2) Includes: (i) 1.0 million shares being registered for offer by the Company in connection with (a) a proposed financing whereby the Company will issue a total of $3.6 million of Common Stock over a twenty-four month period based upon the payment of $150,000 each month and a per share purchase price equal to 80% of the lowest closing bid price for the Common Stock for the twenty trading days preceding each investment date, and (b) the grant by the Company of an option to purchase up to a total of $50.0 million of Common Stock over a twenty-four month period based upon a per share purchase price equal to 85% of the lowest closing bid price for the Common Stock for the five trading days preceding each investment date; (ii) 625,000 shares of Common Stock being registered on behalf of an investor in a $2.5 million private placement financing (which the Company completed on April 29, 1997 (the "Series A Private Placement")) which underlie 625,000 shares of Series A 4% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") which are convertible at any time, at the option of the holder, into shares of Common Stock; (iii) 131,509 shares of Common Stock which will be issued as a dividend on the Series A Preferred Stock, which pays a quarterly dividend of 4% per annum (represents the aggregate dividend for a period from the date of issuance through December 31, 1998) (such number of shares to be registered is estimated based upon a per share purchase price equal to the closing bid price as quoted on the OTC Electronic Bulletin Board on March 23, 1998); (iv) 62,500 shares of Common Stock underlying an option for 62,500 shares of Series A Preferred Stock granted to the placement agent in the Series A Private Placement; (v) 600,000 shares of Common Stock being registered on behalf of a loan creditor, in connection with a $1.5 million loan, which the Company completed on July 9, 1997 (the "Loan") which shares were issued as security for the Loan; (vi) 23,334 shares of Common Stock to be issued to the Loan creditor as interest on the Loan through its January 15, 1998 maturity date (the Company shall pay interest on the Loan at a rate of 14% per annum and may, at the option of the Holder, pay the interest in Common Stock valued at $4.50 per share); (vii) 2,222,222 shares of Common Stock being registered on behalf of an investor in three private placement financings which underlie 20,000 shares of Series B 8% Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"), which are convertible at any time, at the option of the holder, into that number of shares of Common Stock which is equal to $100 divided by 80% of the average closing bid price for the Common Stock as quoted on the OTC Electronic Bulletin Board for the five trading days preceding the date of conversion (such number of shares to be registered is estimated upon the basis of a per share purchase price equal to $100 divided by 80% of the closing bid price for the Common Stock as quoted on the OTC Electronic Bulletin Board on March 23, 1998); (viii) 189,761 shares of Common Stock which will be issued as a dividend on the Series B Preferred Stock, which pays a quarterly dividend of 8% per annum (represents the aggregate dividend for a period from the date of issuance through December 31, 1998) (such number of shares to be registered is estimated based upon a per share purchase price equal to the lowest closing bid price for the Common Stock as quoted on the OTC Electronic Bulletin Board on March 23, 1998) and (ix) 3,098,115 shares of Common Stock being registered on behalf of certain other Securityholders.

(3) Pursuant to Rule 416, this Registration Statement is intended to include any additional shares of Common Stock which may become issuable pursuant to the antidilution provisions of the Redeemable Warrants.

(4) The Company has previously paid $2,361.79 in connection with the original filing.

                             INNOPET BRANDS CORP.
                Shares of Common Stock and Redeemable Warrants

     This Prospectus covers an aggregate of 7,952,441 shares of common stock, par value $.01 per share (the "Common Stock") and 768,200 redeemable warrants (the "Redeemable Warrants," collectively with the Common Stock hereinafter sometimes referred to as the "Securities") of InnoPet Brands Corp, a Delaware corporation (the "Company" or the "Registrant") which may be offered, from time to time, by the Company, certain selling shareholders named herein (the "Selling Securityholders") or by the transferees of the Selling Securityholders. The Company is offering 1.0 million shares in connection with (i) a proposed financing whereby the Company will issue a total of $3.6 million of Common Stock to an investor based upon the payment, over a twenty-four month period, of $150,000 each month, at a per share purchase price equal to 80% of the lowest closing bid price for the Common Stock for the twenty trading days preceding the date of issuance; provided, however, that if the average closing bid price for a share of Common Stock for the five trading days preceding any investment date falls below $2.00 per share, the investor will forgo funding such monthly investment (the "Investment") and (ii) the grant by the Company of an option, exercisable at any time within two years, to purchase up to $50.0 million of Common Stock based upon a per share purchase price equal to 85% of the lowest closing bid price for the Common Stock for the five trading days preceding the date of issuance (the "Option"). The actual number of shares of Common Stock offered by the Company will, in certain cases, be subject to increase or decrease dependent upon the purchase price per share in effect on the actual date of sale by the Company. The Company shall receive no part of the proceeds of the sales by the Selling Securityholders, although the Company shall receive proceeds upon the exercise of the Redeemable Warrants. See "Use of Proceeds." The Company has agreed to pay all costs and expenses incurred in connection with the registration of the Securities offered hereby, except that the Selling Securityholders shall be responsible for all selling commissions, transfer taxes, fees of counsel to the Selling Securityholders and related charges in connection with the offer and sale of the Securities. See "Plan of Distribution."

     The Common Stock and Redeemable Warrants of the Company are quoted on the OTC Electronic Bulletin Board under the symbols "INBC" and "INBCW", respectively. On March 23, 1998, the closing bid price of the Company's Common Stock and Redeemable Warrants as quoted on the OTC Electronic Bulletin Board was $1.125 and $0.156, respectively. The Selling Securityholders may sell all or a portion of the Securities offered hereby in private transactions or in the over-the-counter market at prices related to the prevailing prices of the Common Stock and Redeemable Warrants on Nasdaq at the time of sale. The Selling Securityholders may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders. The Selling Securityholders and any broker-dealers that participate in the distribution may, under certain circumstances, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by such broker-dealers and any profits realized on their resale of Securities may be deemed to be underwriting discounts and commissions under the Securities Act. The Company and the Selling Securityholders may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act. In addition, the Company has agreed to indemnify the Selling Securityholders, with respect to the registration of the Securities, against certain liabilities, including certain liabilities under the Securities Act. To the extent required, the specified number of Securities to be sold, the names of the Selling Securityholders, the public offering price, the names of any such broker-dealers, and any applicable commissions or discounts with respect to any particular offer will be set forth in a supplement to this Prospectus. Each of the Selling Securityholders reserves the right to accept or reject, in whole or in part, any proposed purchase of the Securities. See "Plan of Distribution." Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.
                            ---------------------
          THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A
         HIGH DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 8.
                            ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                             ---------------------

                                March ___, 1998

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission" or "SEC"). Such reports, proxy statements and other information filed by the Company can be inspected and copied, at the prescribed rates, at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at the Northeast Regional Office of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and at the Midwest Regional Office of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

     The Company has filed with the Commission, in Washington, D.C., a Registration Statement on Form SB-2 (together with all amendments thereto, the "Registration Statement"), under the Securities Act, with respect to the Securities offered hereby. This Prospectus, filed as part of such Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules filed therewith, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being deemed to be qualified in its entirety by such reference. The Registration Statement, including all exhibits and schedules thereto, may be inspected, without charge, at the principal office of the Commission, at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at the Midwest Regional Office of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at the Northeast Regional Office of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon the payment of the prescribed fees therefor.

     This Prospectus contains certain forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition and business of the Company. The words "estimate," "plan," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to, known and unknown risks (including the ones set forth below), uncertainties and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and related notes thereto appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.


                                  THE COMPANY

     The Company produces, markets and sells premium dog food through supermarkets and grocery stores under the name InnoPet Veterinarian Formula(TM) Dog Food ("Veterinarian Formula"). In June 1996, the Company commenced sales of its beef formula dog food to supermarkets in the Greater Metropolitan New York area. As of March 6, 1998, the Company's products have been sold in the following markets: the Greater Metropolitan New York area; the New England area; Philadelphia, Pennsylvania and other areas of Pennsylvania; the Baltimore, Maryland and Washington, D.C. area; Virginia; North Carolina; South Carolina; Georgia; Alabama; Tennessee; Florida; and Texas.

     The Company's objective is to become a national provider of premium pet foods through supermarket and grocery store retail outlets. The Company intends to achieve its objective by: (i) providing to supermarkets a brand of competitively-priced premium pet food to enable supermarkets to recapture a share of the premium pet food market that they have lost to specialty pet stores; (ii) expanding distribution to supermarkets and grocery stores throughout the United States; (iii) increasing consumer awareness and market penetration throughout the Company's market areas; and (iv) packaging its products in unique single serving-sized inner- bags which are designed to increase convenience of feeding, regulate portions, reduce product deterioration and prevent contamination.

     In June 1997, the Company began expansion of its line of dog foods with the introduction of lamb and rice with barley formula in its existing markets. At the same time, the Company also entered into long-term agreements with the North Shore Animal League and Pet Savers Foundation, whereby Veterinarian Formula will be exclusively fed to in-house dogs and recommended to adopters by both of these not-for-profit humane organizations which place animals through thousands of shelters each year. In addition, adopters will be provided with product samples, literature and coupons, and will be able to purchase the products in retail stores of some participating adoption centers. The Company was also recently selected by The Kroger Co. ("Kroger"), one of the nation's largest supermarket chains, to provide a full line of private label premium pet food to the chain's approximately 1,300 retail outlets. This product line will initially target dog owners; it is anticipated that cat food will be introduced at a later date. The first products which the Company expects to introduce will be beef, lamb and rice, and chicken-flavored dry dog foods. The Company anticipates that more than ten stock keeping units will be brought to Kroger shelves in the first round of product offerings.

     The Company is in the process of implementing its overall marketing strategy which commenced in February 1997. The Company's strategy is to provide premium pet food products that are good for the pet and easy to use for the owner. Programs include: radio and newspaper advertising; free-standing inserts; in-store couponing; shopping cart signage and floorminders; trial size displays; store feature ads and circulars; direct mail sampling programs to targeted consumers, veterinarians and breeders; newspaper sample pouches; and extensive in-store demonstrations with sampling. In addition, the Company participates in, and supports with sampling, local pet-related events (e.g., pet walkathons, pet shows, etc.) within its market areas, both independently and in conjunction with local supermarkets.

                                 THE OFFERING

Securities Offered by the
 Company.................   1.0 million shares of Common Stock(1)

Securities Offered by Selling
 Security Holders........   6,952,441 shares of Common Stock(2).
                            768,200 Redeemable Warrants.

Use of Proceeds..........   Assuming all payments are made in connection with
                            the Investment the Company will receive net proceeds of approximately $3,510,310. Such net proceeds will be used for repayment of existing debt and general corporate purposes, including working capital. See
                            "Use of Proceeds."

Risk Factors.............   The purchase of the Securities offered hereby
                            involves a high degree of risk. Prospective investors should review carefully and consider the information set forth under "Risk Factors."

-------------
(1) Includes: 1.0 million shares being registered for offer by the Company in connection with (i) a proposed financing whereby the Company will issue a total of $3.6 million of Common Stock over a twenty-four month period based upon the payment of $150,000 each month and a per share purchase price equal to 80% of the lowest closing bid price for the Common Stock for the twenty trading days preceding each investment date; and (ii) the grant by the Company of an option to purchase up to a total of $50.0 million of Common Stock over a twenty-four month period based upon a per share purchase price equal to 85% of the lowest closing bid price for the Common Stock for the five trading days preceding each investment date.

(2) Includes: (i) 625,000 shares of Common Stock being registered on behalf of an investor in a $2.5 million private placement financing (the "Series A Private Placement") which underlie 625,000 shares of Series A 4% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") which are convertible at any time, at the option of the holder, into shares of Common Stock; (ii) 131,509 shares of Common Stock which will be issued as a dividend on the Series A Preferred Stock, which pays a quarterly dividend of 4% per annum (represents the aggregate dividend for a period from the date of issuance through December 31, 1998, (such number of shares to be registered is estimated based upon a per share purchase price equal to the closing bid price as quoted on the OTC Electronic Bulletin Board on March 23, 1998); (iii) 62,500 shares of Common Stock underlying an option for 62,500 shares of Series A Preferred Stock granted to the placement agent in the Series A Private Placement; (iv) 600,000 shares of Common Stock being registered on behalf of a loan creditor in connection with a $1.5 million loan which the Company completed on July 9, 1997 (the "Loan"), which shares were issued as security for the Loan; (v) 23,334 shares of Common Stock to be issued to the Loan creditor as interest on the loan through its January 15, 1998 maturity date (the Company shall pay interest on the Loan at a rate at 14% per annum and may, at the option of the holder pay the interest in Common Stock valued at $4.50 per share); (vi) 2,222,222 shares of Common Stock being registered on behalf of an investor in three private placement financings (the "Series B Private Placement"), which underlie 20,000 shares of Series B 8% Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"), which are convertible at any time, at the option of the holder, into that number of shares of Common Stock which is equal to $100 divided by 80% of the average closing bid price for the Common Stock as quoted on the OTC Electronic Bulletin Board for the five trading days preceding the date of conversion (such number of shares to be registered is estimated based upon a per share purchase price equal to 80% of the closing bid price as quoted on the OTC Electronic Bulletin Board on March 23, 1998);
    (vii) 189,761 shares of Common Stock which will be issued as a dividend on the Series B Preferred Stock for a period from the date of issuance through December 31, 1998 (such number of shares to be registered is estimated based upon a per share purchase price equal to the closing bid price as quoted on the OTC Electronic Bulletin Board on March 23, 1998); and (viii) 3,098,115 shares of Common Stock being registered on behalf of certain Securityholders.

                         SUMMARY FINANCIAL INFORMATION

     The summary financial information set forth below is derived from and should be read in conjunction with the financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

                                                                         Inception
                                                                    (January 11, 1996)     (January 1, 1997)
                                                                            to                    to
                                                                     December 31, 1996     December 31, 1997
                                                                   --------------------   ------------------
Statement of Operations Data:
  Net sales ....................................................          1,859,936             3,066,489
  Net loss .....................................................        (16,530,047)          (10,011,743)
  Net loss per common share ....................................              (3.11)                (2.24)
  Weighted average number of common shares outstanding .........          2,094,000             4,474,000

                                         As of               As of
                                   December 31, 1996    December 31,1997
                                  -------------------  -----------------
Balance Sheet Data:
  Working capital ..............       4,113,187           (1,262,152)
  Total assets .................       7,566,713            5,565,933
  Total liabilities ............       3,023,689            5,741,433
  Stockholders' equity .........       4,533,024             (555,814)

                                 RISK FACTORS


     The following risk factors should be considered carefully in addition to the other information contained in this Prospectus before purchasing the Securities offered hereby. Because any investment in the Securities involves a high degree of risk, only investors who can accommodate such risks, including a complete loss of their investment, should purchase the Securities. Each prospective investor should carefully consider, in addition to the other information contained in this Prospectus, the following information in evaluating the Company and its business before making an investment decision. This Prospectus contains certain forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition and business of the Company. The words "estimate," "plan," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to, known and unknown risks (including the ones set forth below), uncertainties and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward- looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

     Recent Delisting from Nasdaq Small-Cap Market for Failure to Meet Net Tangible Assets Requirement. On March 20, 1998, the Company was delisted by the Nasdaq Small-Cap Market ("Nasdaq") for failing to meet the current net tangible asset requirement of Nasdaq, which is $2.0 million. As of December 31, 1997, the Company had net tangible assets of $555,814. There can be no assurances that the Company will in the future satisfy the net tangible assets requirement of Nasdaq. The Company's securities as of March 23, 1998 are quoted on the OTC Electronic Bulletin Board, an inter-dealer automated quotation system sponsored and operated by the National Association of Securities Dealers ("NASD"). See "Listing on OTC Electronic Bulletin Board; Disclosure Relating to Low Priced Stocks."

     Limited Revenues and Operating History; Going Concern Qualification. The Company was incorporated on January 11, 1996 to acquire certain pet food formulas. As of the date of this Prospectus, the Company has generated limited revenues. Accordingly, the Company has limited operating history upon which an evaluation of its prospects can be made. The report of the Company's independent auditors for the period from inception to December 31, 1997, contains an explanatory paragraph raising the independent auditor's substantial doubt about the Company's ability to continue as a going concern because the Company has been in its development stage, has incurred a net loss and reflects a deficit accumulated during this period of $16,530,047. The Company expects to continue to incur losses at least through fiscal year 1998. The Company's ability to achieve a profitable level of operations will depend in large part on the market acceptance of its products. There can be no assurance that the Company will achieve profitable operations. See "the Company's Financial Statements and related notes thereto appearing elsewhere in this Prospectus, "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Need for Future Capital; Uncertainty of Additional Funding. In order to accomplish its business objectives, the Company requires significant additional financing. The Company is actively seeking such financing and if it is unable to obtain it the Company will be required to substantially alter its business objectives. Such additional financing, if any, may be either debt, equity or a combination of debt and equity. An equity financing could result in dilution in the Company's net tangible book value per share of Common Stock. There can be no assurance that the Company will be able to secure additional debt or equity financing or that such financing will be available on favorable terms. See "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Default on Certain Obligations Relating to Short Term Debt. On July 9, 1997, the Company issued a senior convertible note to Entrepreneurial Investors, Ltd., ("EIL") a Bahamas corporation and principal stockholder of the Company, in the principal amount of $1.5 million (the "Senior Note"). The Senior Note has a stated interest rate of 14% per annum and matured on January 15, 1998. To date, the Company has not made any payment of principal or interest under the Senior Note and is in default on the Senior Note. On March 16, 1998,

EIL commenced an action against the Company in the Court of Chancery of the State of Delaware in and for New Castle County seeking specific performance of the Company's obligation to register shares of Common Stock which were issued as collateral for such Note. The action is currently in its preliminary stage. Although the Company denies liability, it is contemplated that the Registration Statement filed in connection with this Prospectus, in the form that it becomes effective, will satisfy EIL's claims as asserted in the Court of Chancery. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Business -- Litigation".

     On January 28, 1998, the Company issued to Interbank Special Purpose Corporation II ("IBF") a secured promissory note in the principal amount of $762,500 (the "IBF Note"). The IBF Note bears interest at the rate of 1.5% per month (18% per annum) and matures on April 28, 1998. Interest on the IBF Note is payable on a monthly basis. The IBF Note is secured by, among other things, all inventory, equipment, vehicles, accounts receivables, trade names and trademarks of the Company (the "Collateral"). As of the date hereof, the Company has failed to make interest payments totalling $12,200 to IBF. On March 17, 1998, IBF declared the IBF Note to be in default and accelerated the payments due thereunder. IBF also made a written demand requesting that the Company immediately deliver to IBF the Collateral. The Company intends to use a portion of the proceeds received from the Investment to pay the principal, outstanding interest and fees on the IBF Notes. See "Management's Discussion Analysis of Financial Condition and Results of Operations."

     Uncertainty of Completion of the Investment. Pursuant to the terms of a subscription agreement (the "Subscription Agreement") between the Company and HSBC James Capel Canada, Inc. ("HSBC") the Company will issue a total of $3.6 million of Common Stock over a twenty-four month period based upon the payment of $150,000 each month. The Subscription Agreement provides however that HSBC will forego funding the monthly investment in the event that the average closing bid price for a share of Common Stock as quoted on the OTC Bulletin Board for the five trading days preceding any monthly investment falls below $2.00 per share. On March 23, 1998, the closing bid price for a share of Common Stock as quoted on the OTC Bulletin Board was $1.125. There can be no assurances that the closing bid price for a share of Common Stock will equal or exceed $2.00 in the future. If the Investment is not completed, the Company will receive significantly less proceeds than is estimated in this Prospectus. As a result, the financial condition and results of operations of the Company could be materially adversely affected.

     Uncertainty of Exercise of Option; Insufficient Common Stock
Available. Although the Company has granted to HSBC an option to purchase up to $50 million of Common Stock, there can be no assurances that HSBC will ever exercise such option. In addition, in the event that the option is exercised in full, the Company does not presently have a sufficient number of authorized and unissued shares to issue. The Company anticipates seeking shareholders approval to amend its certificate of incorporation accordingly. The amendment of the certificate of incorporation requires affirmative vote of a majority of all issued and outstanding shares entitled to vote. There can be no asurances that such amendment will be effected.

     New Product Introductions. The Company's success with its new line of private label premium pet food is dependent upon its ability to market and deliver this new product. As is typical with new products, demand for and market acceptance of new products introduced by the Company are subject to uncertainty. Achieving market acceptance for new products may require substantial marketing and other efforts and the expenditure of significant funds to create customer demand. There can be no assurance that the Company's efforts will be successful. In addition, the failure of new products to gain sufficient market acceptance could adversely affect the image of the Company's brand name and demand for other products of the Company.


     Highly Competitive Nature of the Pet Food Business. The pet food business is highly competitive. Virtually all of the manufacturers, distributors and marketers of pet food have substantially greater financial, research and development, marketing and manufacturing resources than the Company. Competitors in the premium pet food market include, among others:
Colgate-Palmolive Co. (Hills' Science Diet), Iams Co. and Ralston Purina Co. Brand loyalty to existing products may prevent the Company from achieving its sales objectives. Additionally, the long-standing relationships maintained by existing premium pet food manufacturers with veterinarians and pet breeders may prevent the Company from obtaining professional recommendations for its products. In addition, the Company competes with current supermarket high-priced dog foods, which are not considered premium when compared to Veterinarian Formula, and to the premium dog foods offered in the specialty pet stores. Although the dominant existing premium pet food brands are not currently available in supermarkets, there can be no assurance that this situation will continue. In addition, no barriers to entry exist with respect to such brands. The entrance into the supermarket distribution channel of an existing or new premium pet food by any of the Company's competitors could have a material adverse effect on the Company. See "Business -- Competition."

     Ability of the Company to Control the Costs of Raw Materials, Manufacturing and Packaging. The Company's financial results will depend to a large extent on the cost of raw materials, manufacturing and packaging and the ability of the Company to pass along increases in these costs to the supermarkets and grocery stores. Except as described below, the Company has no other agreements to purchase raw materials. Fluctuations in prices of food stocks have historically resulted from a number of factors, including changes in United States government farm support programs, changes in international agricultural and trading policies and weather conditions during growing and harvesting seasons. Fluctuations in paper prices have historically resulted from changes in supply and demand, general economic conditions and other factors. Although the Company is unaware of any currently pending price increases, future price increases in raw materials or packaging could have a material adverse effect on the Company. See "Business -- Manufacturing and Distribution."

     Dependence on Third-Party Suppliers; Manufacturers and Food Brokers. The Company has been and will continue to be dependent on third parties for the supply, manufacture, packaging and sale of its pet foods. Currently, the Company relies on two manufacturers and two packagers. The Company obtains beef for its products pursuant to an agreement with Monfort, Inc. ("Monfort") a subsidiary of ConAgra, Inc. ("ConAgra") that terminates in 1999, unless terminated earlier by either party on 60 days notice. Any failure by Monfort to fulfill its obligations under the agreement, or the failure by the Company to secure an alternative source of beef at comparable prices upon the termination of the Monfort agreement, whether at its expiration date or earlier, would have a material adverse effect on the Company. In addition, to the extent the Company requires other meats, (e.g., lamb or liver), to produce its products, it may have difficulty acquiring sufficient amounts on a timely basis, and at acceptable prices, to satisfy production schedules. The Company does not maintain supply agreements with any other third party suppliers, but instead purchases products pursuant to purchase orders in the ordinary course of business. The Company will be substantially dependent on the ability of its manufacturers and suppliers to, among other things, meet the Company's performance and quality specifications. Failure by the Company's manufacturers and suppliers to comply with these and other requirements could have a material adverse effect on the Company. Furthermore, there can be no assurance that the Company's manufacturers and suppliers will dedicate sufficient production capacity to meet the Company's scheduled delivery requirements or that the Company's suppliers or manufacturers will have sufficient production capacity to satisfy the Company's requirements during any period of sustained demand. Their failure to supply, or delay in supplying, the Company with products could have a material adverse effect on the Company. See "Business -- Manufacturing and Distribution."

     In addition, the Company's ability to obtain authorizations to sell its products in supermarkets and grocery stores depends upon the efforts and skill of brokers retained by the Company. Although the Company believes it will be able to locate and retain qualified brokers throughout the United States on acceptable terms, there can be no assurance that the Company will be able to do so. The failure to obtain authorizations or to locate and retain qualified brokers could have a material adverse effect on the Company. See "Business -- Marketing and Sales."

     Broad Discretion Over Application of Proceds. The Company intends to use approximately $3,510,310 of the estimated net proceeds to repay outstanding indebtedness and the balance for general corporate purposes, including working capital. See "Use of Proceeds." Although the Company's current estimate as to the amount of such net proceeds that will be used for each such other purpose is set forth under "Use of Proceeds," the Company reserves the right to change the amount of such net proceeds that will be used for any purpose to the extent that management determines that such change is advisable. Consequently, management of the Company will have broad discretion in determining the manner in which the net proceeds are applied.

     The Company's Ability to Manage Growth Effectively. The Company's planned growth will result in increased responsibility for both existing and new management personnel. Effective growth management will depend upon the Company's ability to integrate new personnel, to improve its operational, management and financial systems and controls, to train, motivate and manage its employees, and to increase its sources of raw materials, product manufacturing and packaging. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition would be materially and adversely affected. In addition, there can be no assurance that any growth will occur or that growth will produce profits for the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business -- Marketing and Sales."

     Dependence on Key Personnel; Potential Conflicts of Interests. The success of the Company will be largely dependent on the personal efforts of Marc Duke, its Chairman and Chief Executive Officer. Although the Company has entered into an employment agreement with Mr. Duke which expires in 2000, the loss of his services or certain other key management or scientific personnel could have a material adverse effect on the Company. The success of the Company is also dependent upon its ability to hire and retain qualified personnel. There can be no assurance that the Company will be able to hire or retain such necessary personnel. Mr. Duke is also a director and executive officer of InnoPet Inc. ("IPI") and its subsidiaries. IPI is the former parent company of the Company and is its largest shareholder. As of March 23, 1998, IPI owns 1,611,899 shares of Common Stock, which represents 32.7% of the shares outstanding. Although his employment agreement requires him to devote substantially his full time and attention to the Company, there can be no assurance that Mr. Duke's other responsibilities will not have a material adverse effect on the Company. In addition, Mr. Duke may have a conflict of interest with respect to business opportunities offered to the Company. See "Management" and "Certain Transactions."

     Government Regulation. The manufacturing, labelling and marketing of the Company's products are subject to regulation by federal agencies, including the United States Department of Agriculture, and by various state and local authorities. It is the responsibility of the Company's manufacturers to obtain and maintain the manufacturing approvals. The Company's labels must be registered in each state that the products are sold to consumers. If the Company fails to register its labels or satisfy relevant labelling regulations, it may be subject to fines or prohibited from selling its products until such regulations are satisfied. Any failure to comply with applicable regulatory requirements could have a material adverse effect on the Company. See "Business -- Government Regulation."

     Dependence Upon Proprietary Formulations; Intellectual Property Claims. The Company's success depends in part upon its ability to protect its proprietary formulations and trademarks. The Company relies on a combination of copyright, trademark and trade secret laws, nondisclosure and other contractual agreements with employees and third parties, and technical measures to protect its proprietary formulations and trademarks. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate to protect misappropriation of such rights or that third parties will not independently develop equivalent or superior formulations. The Company has no patents, and existing trade secret and copyrights laws provide only limited protection. The Company may be subject to or may initiate interference proceedings in the United States Patent and Trademark Office, which can demand significant financial and management resources. Although the Company believes that its products and formulations do not infringe upon the proprietary rights of others, there can be no assurance that third parties will not assert infringement claims against the Company in the future. Litigation, which could result in substantial cost to and diversion of effort by the Company, may be necessary to enforce intellectual property rights of the Company or to defend the Company against claimed infringement of the rights of others. The failure to obtain necessary licenses or other rights or litigation arising out of infringement claims could have a material adverse effect on the Company. See "Business -- Intellectual Property."

     Control by Principal Stockholders. Mr. Duke, through his position at IPI, and by proxies granted to him, has voting power over 2,263,391 shares of Common Stock (40.8% of such shares). Accordingly, he may be able to control the election of all of the Company's directors and otherwise may control most matters requiring approval by the stockholders of the Company, including approval of significant corporate transactions. See "Principal Stockholders."

     Absence of Dividends on Common Stock. The Company has not paid any cash dividends on its Common Stock and does not expect to do so in the foreseeable future. The Company is required to pay a quarterly dividend equal to 4% per annum payable in shares of Common Stock, on its Series A Preferred Stock and a quarterly dividend, payable in shares of Common Stock or in cash at the sole option of the Company, equal to 8% per annum on its Series B Preferred Stock. As of the date hereof, the Company has not issued any shares of Common Stock in connection with the payment of dividends on the Series A and Series B Preferred Stock. See "Dividend Policy."

     Possible Adverse Effects of Authorization of Preferred Stock. The Company's Certificate of Incorporation provides that up to 5,000,000 shares of Preferred Stock may be issued by the Company from time to time in one or more series. As of March 25, 1998, 625,000 shares of Series A Preferred Stock and 20,000 shares of Series B Preferred Stock have been issued and are outstanding and options to purchase an additional 62,500 shares of Series A Preferred Stock have been granted. The Board of Directors is authorized to determine the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series, without any vote or action by the Company's stockholders. The Board of Directors may authorize and issue Preferred Stock with voting or conversion right that could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the potential issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company, may discourage bids for the Common Stock at a premium over the market price of the Common Stock and may adversely affect the market price of the Common Stock. See "Description of the Company's Securities -- Preferred Stock."

     Listing on OTC Electronic Bulletin Board; Disclosure Relating to Low Priced Stocks. The Securities are quoted on the OTC Electronic Bulletin Board, an NASD sponsored and operated inter-dealer automated quotation system for equity securities. The OTC Electronic Bulletin Board was introduced [seven] years ago as an alternative to the NQB Pink sheets published by the National quotation Bureau Incorporated for the trading of over-the-counter securities. There can be no assurance that the OTC Electronic Bulletin Board will be recognized by the brokerage community as an accepted alternative to quotation on Nasdaq or in the NQB Pink Sheets. In the absence of such recognition, the liquidity and stock price of the Securities in the secondary market may be adversely affected, and there can be no assurance that a public market for the Securities will be sustained.

     The Securities are also subject to the requirements of Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under such rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the SEC, any equity security not traded on an exchange or quoted on Nasdaq that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Such requirements could severely limit the market liquidity of the Securities and the ability of purchasers to sell their Securities in the secondary market.


                                  THE COMPANY


     The Company was incorporated under the laws of the State of Delaware on January 11, 1996. The Company maintains its principal business operations at One East Broward Boulevard, Suite 1100, Fort Lauderdale, Florida 33301. The Company's telephone number is (954) 453-2400. The Company's Web Site is http://www.innopet.com.


                                USE OF PROCEEDS


     Assuming all payments are made in connection with the Investment the Company will receive net proceeds (after deduction of estimated offering expenses payable by the Company) of approximately $3,510,310. The Company expects to use the net proceeds from this offering for: (i) repayment in full to Inter Bank Special Purpose Corporation II of existing debt, bearing interest at 1.5% monthly maturing on April 28, 1998, which the Company estimates will be $858,200; (ii) repayment of existing notes issued in December, 1997 and February,

1998, bearing interest at 10% per annum and maturing 90 days from the respective dates of issuance, which the Company estimates will be $433,000; and (iii) general corporate purposes, including working capital. Pending their application as described above, such proceeds will be invested in short-term, investment grade, interest-bearing securities.

     The Company will not receive any proceeds from the sale of Common Stock by the Selling Securityholders, except that the Company will receive proceeds upon the exercise of the Redeemable Warrants. See "Selling Securityholders."



                          PRICE RANGE OF COMMON STOCK
                            AND REDEEMABLE WARRANTS

     The Common Stock and Redeemable Warrants are currently quoted on the OTC Electronic Bulletin Board under the symbols "INBC" and "INBCW", respectively. On March 20, 1998, the Company's Securities were delisted from Nasdaq. See "Risk Factors -- Recent Delisting from Nasdaq Small-Cap Market for Failure to Meet Net Tangible Assets Requirement." The following table sets forth for the fiscal periods indicated (beginning with the date of the Company's initial public offering) the high and low bid price information for the Common Stock and Redeemable Warrants as quoted on the OTC Electronic Bulletin Board.

                                                     Common Stock           Redeemable Warrants
                                                High Bid      Low Bid      High Bid      Low Bid
                                               ----------   -----------   ----------   -----------
Year Ended December 31, 1997:
 First Quarter .............................    $ 6.125       $ 4.000      $ 2.375       $ 1.375
 Second Quarter ............................    $ 5.875       $ 4.250      $ 2.250       $ 1.125
 Third Quarter .............................    $ 6.125       $ 4.250      $ 2.125       $ 1.000
 Fourth Quarter ............................    $ 5.375       $ 3.875      $ 1.750       $ 0.812
                                                -------       -------      -------       -------
Year Ended December 31, 1996:
 December 5, 1996 through year end .........    $ 6.000       $ 4.000      $ 2.375       $ 1.375

     On March 23, 1998, the closing bid price as quoted by the OTC Electronic Bulletin Board for the Common Stock and Redeemable Warrants were $1.125 and $0.1563, respectively. As of March 6, 1998, there were 40 holders of record of the Common Stock and 27 holders of record of the Redeemable Warrants.

     There is no public trading market for any of the Company's preferred stock.

                                DIVIDEND POLICY

     The Company has never declared or paid cash dividends on its Common Stock. It presently intends to retain earnings for use in its business and does not anticipate paying cash dividends in the foreseeable future. The payment of future cash dividends by the Company on its Common Stock will be at the discretion of the Board of Directors and will depend on its earnings, financial condition, cash flows, capital requirements and other considerations as the Board of Directors may consider relevant with respect to the payment of dividends. The Company's Series A Preferred Stock pays a dividend equal to 4% per annum. The dividend is payable by the issuance of shares of Common Stock. The number of shares to be issued as a dividend is determined based on the average closing bid price for a share of Common Stock as quoted on the OTC Electronic Bulletin Board for the 20 trading days preceding the record date for the declaration of the dividend. The Company's Series B Preferred Stock pays a cumulative dividend equal to 8% per annum, payable, at the Company's sole option, by the issuance of shares of Common Stock, or in cash. The number of shares to be issued as a dividend is equal to the amount of the dividend accrued divided by the average closing bid price of the Common Stock as quoted on the OTC Electronic Bulletin Board for the 5 trading days preceding the record date for the declaration of the dividend.

                                CAPITALIZATION

     The following table sets forth the capitalization of the Company as of December 31, 1997 on a historical and a pro forma basis (see Note 15q Notes to Financial Statements). This table should be reviewed in conjunction with the Company's financial statements and related notes appearing elsewhere in this Prospectus.

                                                                       As of
                                                                 December 31, 1997        Pro Forma
                                                                     Historical           Adjusted
                                                                -------------------   ----------------
Short Term Debt
   Notes payable to EIL .....................................         $1,500,000           $      --
   Notes payable to IBF .....................................            262,500             262,500
   Notes payable to Curi Oil Co. LLC ........................            100,000             100,000
   Less: Unamortized Discount ...............................           (146,103)           (146,103)
                                                                       ---------            --------
      Total Short Term Debt .................................          1,716,397             216,397
                                                                       =========            ========
Long Term Debt
   Notes to IPI .............................................            159,000             159,000
   Capital Lease Obligations ................................             16,500              16,500
                                                                       ---------            --------
      Total Long Term Debt ..................................            175,500             175,500
                                                                       ---------            --------
Stockholder's equity (deficiency):
   Series A 4% convertible preferred stock, $.01 par
    value; issued and outstanding 625,000 shares; stated
    at liquidation value ....................................          2,500,000           2,500,000
   Series B 8% convertible preferred stock, $100 par
    value; issued and outstanding 10,000 shares; stated
    at liquidation value ....................................          1,000,000           2,000,000
   Common Stock, $.01 par value; authorized
    25,000,000 shares; issued and outstanding
    4,927,768 shares ........................................             49,287              55,287
   Additional paid-in capital ...............................         14,702,788          16,301,788
   Deficit accumulated during the development stage .........        (16,530,047)        (16,530,047)
   Notes and interest receivable on sale of common stock              (2,274,606)         (2,274,606)
   Treasury stock at cost ...................................             (3,236)             (3,236)
                                                                     -----------         -----------
      Total stockholders' equity (deficiency) ...............           (555,814)          2,049,186
                                                                     -----------         -----------
Total capitalization ........................................      $    (380,314)      $   2,224,686
                                                                   =============       =============

                            SELECTED FINANCIAL DATA

     The selected financial data for the two year period ended December 31, 1997 are derived from the Company's financial statements audited by Rachlin Cohen & Holtz, independent certified public accountants. The results for the period which ended December 31, 1997 are not necessarily indicative of results that may be expected for any other interim period or for the full year. The selected financial data should be read in conjunction with, and are qualified by reference to, the Company's Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in the Prospectus.

                                                                                           Inception
                                                                                       (January 11, 1996)
                                                                     Year Ended                to
                                                                 December 31, 1997     December 31, 1996
                                                                -------------------   -------------------
Statement of Operations Data:
   Revenue ..................................................      $   3,066,489         $  1,859,936
   Cost of sales ............................................          2,183,275            1,498,486
                                                                   -------------         ------------
   Gross profit .............................................            883,214              361,450
   Sales, general and administrative expenses:

      Marketing and Distribution ............................          6,077,555            3,140,114
      Product development ...................................            434,334              584,976
      General and administrative ............................          3,751,917            1,782,795
                                                                   -------------         ------------
   Operating loss ...........................................        (10,263,806)          (5,146,436)
   Interest, financing and other costs and expenses .........           (631,151)          (1,371,868)
                                                                   -------------         ------------
   Net loss .................................................      $ (10,011,743)        $ (6,518,304)
    ............................................... .........

   Net loss per common share ................................      $       (2.24)        $      (3.11)
   Common shares outstanding ................................          4,474,000            2,094,000

                                                                             As of
                                                                       December 31, 1997
                                                                      -------------------
Balance Sheet Data:
   Working capital ................................................      $ (1,262,152)
   Total assets ...................................................         5,565,933
   Long term debt, note payable to IPI (1996), IPI note and capital
    lease obligation (1997) .......................................           175,500
      Total liabilities ...........................................         5,741,433
   Stockholders' equity ...........................................          (555,814)

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


     The following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus.

Overview


     The Company produces, markets and sells premium dog food through supermarkets and grocery stores under the name InnoPet Veterinarian Formula(TM) Dog Food. The Company was created on January 11, 1996 to acquire the KenVet Nutritional Care Line of dog and cat foods from a subsidiary of ConAgra.

     The Company's objective is to become a national provider of premium pet foods through supermarket and grocery store outlets. The Company intends to achieve its objective by: (1) providing supermarkets a brand of competitively-priced premium pet food to enable supermarkets to recapture a share of the premium pet food market they have lost to specialty pet stores;
(ii) expanding distribution to supermarkets and grocery stores throughout the United States; (iii) increasing consumer awareness and market penetration throughout the Company's market areas; and (iv) packaging its products in unique single serving-sized inner-bags which are designed to increase convenience of feeding, regulate portions, reduce product deterioration and prevent contamination. The Company's strategy is to provide premium pet food products that are good for the pet and easy to use for the owner.

     Since 1988, supermarkets' share of pet food sales in the United States has fallen from 95% to 58%, mainly due to increased sales of premium pet foods through specialty pet stores. Until the introduction of Veterinarian Formula, premium pet foods, which represent approximately 20% of the total pet food market, were not available in supermarkets. The Company believes that the availability of a full line of premium pet foods at supermarkets will allow supermarkets to stop the erosion of their market share and perhaps allow them to recapture market share.

     In June 1996, the Company commenced sales of its beef formula dog food to supermarkets in the Greater Metropolitan New York area. As of March 6, 1998, the Company's products have been sold in the following markets: the Greater Metropolitan New York area; the New England area; Philadelphia, Pennsylvania and other areas of Pennsylvania; the Baltimore, Maryland and Washington D.C. area; Virginia; North Carolina; South Carolina; Georgia; Alabama; Tennessee; Florida; and Texas.

     During the next twelve months the Company anticipates that it will increase its penetration into supermarkets throughout the central and western United States. During 1998, the Company plans to increase its lamb and rice flavor dog food offering to 9 stock keeping units ("SKUs"), and to introduce 4 SKUs each of liver flavor and chicken flavor cat food. Additionally, the Company plans to commence its first shipment of private label product, in April 1998. The Company was selected by The Kroger Co. ("Kroger"), one of the nation's largest supermarket chains, to provide a full line of private label premium pet food to the chain's approximately 1,300 retail outlets. This product line will initially target dog owners; it is anticipated that cat food will be introduced at a later date. The first products which the Company expects to introduce will be beef, lamb and rice, and chicken flavor dry dog foods. The Company anticipates that more than ten SKUs will be brought to Kroger shelves in the first round of product offerings.

Results of Operations

1997 Compared to 1996

     Net Loss. The Company reported a net loss of $10,011,743, or ($2.24) per share in 1997, an increase of 54% from a net loss of $6,518,304 for the initial period of operations, from inception (January 11, 1996) through December 31, 1996 (the "prior period"). The 1997 net loss resulted chiefly from substantial costs of marketing and expansion during this period, as the Company expanded into new markets in the eastern portion of the United States.

     Revenues. Revenues increased 65% to $3,066,489 during 1997, from $1,859,936 in 1996. Revenue increases resulted from expansion markets throughout the eastern United States, as well as increased penetration in markets entered during the prior period (Greater New York Metropolitan area and Philadelphia). Cost of sales totaled $2,183,275 in 1997, an increase of 46% from $1,498,486 for the prior period. Gross profit margin of 29% was increased from the prior period, reflecting substantial improvements in manufacturing and logistics efficiency.

     Operating Expenses. Costs and expenses for the period totaled $10,263,806 in 1997 versus $5,507,886 for the prior period. These costs and expenses are detailed below.

     Marketing and Distribution Expenses. Marketing and distribution expenses of $6,077,555 increased 94% versus $3,140,127 for the prior period. The 1997 marketing and distribution expenses includes sales department expense of approximately $675,000 (including 5% broker commissions), slotting allowances of approximately $1,244,000, and distribution expense of approximately $484,000. The Company incurred substantial marketing costs in support of the introduction of its products.

     Product Development Expenses. Product development expenses, including personnel and related costs, were $434,334, or 26% less than the $584,976 incurred during the prior period. This reflects the testing of formulations (e.g., palatability and bioavailability), expenses associated with locating manufacturers and suppliers and of certifying their facilities and processes. Product development expenses will continue to be expended to manage manufacturers and co-packers and to facilitate extension of the Company's product lines and new product introductions.

     General and Administrative Expenses. General and administrative expenses were $3,751,917, or 110% greater than the $1,782,796 incurred during the prior period. These were primarily composed of costs associated with the development and implementation of the overall business strategy, marketing and financial plans. Costs included personnel expenses of approximately $944,000, approximately $244,000 of depreciation and amortization of intangibles (formulae acquisition costs and the ConAgra non-complete agreement), $594,000 in bad debt expense, and $439,000 in outside legal and professional fees.

     Interest and Financing Costs. Interest and financing costs totaled $631,151, or 54% less than the $1,371,868 incurred during the prior period. These were primarily $470,372 amortization of original issue discount associated with the Entrepreneurial Investors, Ltd. borrowing, and approximately $190,000 in other interest expense. The prior period included amortization of financing costs associated with the start-up of the business, which were fully amortized during 1996.


Income Taxes

     Net Operating losses generated in fiscal 1997 will be carried forward and utilized to offset future income tax expense. The Company has a net operating loss carryforward of approximately $16,500,000 for federal income tax purposes at December 31, 1997. This net operating loss carryforward will be subject to annual limitations in future periods pursuant to the "change in ownership" rules under Section 382 of the Internal Revenue Code of 1986, as amended. The Company's utilization of its tax benefit carryforward may be further restricted in the event of subsequent changes in ownership.


Liquidity and Capital Resources

     Working Capital. At December 31, 1997, the Company had working capital deficit of $1,262,152, compared to working capital of $4,113,187 at December 31, 1996. The change in working capital was primarily due to the loss incurred in the current period, partially offset by the sale of Series A 4% Cumulative Convertible Preferred Stock on April 29, 1997 and the sale of Series B Cumulative Convertible Preferred Stock on December 18, 1997.

     Cash Flow. In 1997, the Company had net cash used by operating activities of $8,680,394. The primary uses of cash were the net loss incurred for the period, combined with increased inventories and accounts receivable.

     The Company had net cash used by investing activities of $379,907. The primary use of cash was for acquisition of property and equipment.

     The net cash provided from financing activities reflects the net proceeds of a $2,500,000 private placement, a $1,000,000 private placement, and short-term loans. The $2,500,000 private placement consisted of the sale of 625,000 shares of the Company's Series A 4% Cumulative Convertible Preferred Stock, par value $.01 per share, at $4.00 per share. The net proceeds from the sale approximated $1,988,000. The $1,000,000 private placement consisted of the sale of 10,000 shares of the Company's Series B 8% Cumulative Convertible Preferred Stock, par value $100 per share. The net proceeds from the sale approximated $1,000,000 The short-term loans carry interest notes of between 10% and 18% per annum and mature through April 30, 1998.

     The Company entered into an Exchange Agreement with InnoPet Inc. ("IPI") to convert $1,317,531 of its debt to IPI, consisting of $641,000 principal of an existing $800,000 note payable, $132,702.97 in interest and $543,828.42 in current accounts payable, in exchange for 396,847 shares of the Company's Common Stock, par value $.01 per share, at $3.32 per share.

     The proceeds of these offerings were used for the purchase of inventory (includes raw materials, manufacturing and packaging), expansion of distribution (includes marketing allowances supporting supermarket distribution and slotting allowances), increases in marketing (includes advertising, in-store coupons, floor walker displays, direct sampling programs and in-store demonstrations), product development (including palatability and bioavailablility tests of products to be introduced during the next year, as well as pilot manufacturing runs) and working capital.

Default on Short-Term Debt Obligations

     The Company is in default of certain short-term debt obligations in the aggregate amount of approximately $2.5 million. On July 9, 1997, the Company issued a senior convertible note to Entrepreneurial Investors, Ltd., ("EIL") a Bahamas corporation and principal stockholder of the Company, in the principal amount of $1.5 million (the "Senior Note"). The Senior Note has a stated interest rate of 14% per annum and matured on January 15, 1998. To date, the Company has not made any payment of principal or interest under the Senior Note and is in default on the Senior Note. On March 16, 1998, EIL commenced an action against the Company in the Court of Chancery of the State of Delaware in and for New Castle County seeking specific performance of the Company's obligation to register shares of Common Stock which were issued as collateral for such Note. The action is currently in its preliminary stage. Although the Company denies liability, it is contemplated that the Registration Statement filed in connection with this Prospectus, in the form that it becomes effective, will satisfy EIL's claims as asserted in the Court of Chancery. See "Business -- Litigation".

     On January 28, 1998, the Company issued to Interbank Special Purpose Corporation II ("IBF") a secured promissory note in the principal amount of $762,500 (the "IBF Note"). The IBF Note bears interest at the rate of 1.5% per month (18% per annum) and matures on April 28, 1998. Interest on the IBF Note is payable on a monthly basis. The IBF Note is secured by, among other things, all inventory, equipment, vehicles, accounts receivables, trade names and trademarks of the Company (the "Collateral"). As of the date hereof, the Company has failed to make interest payments totalling $12,200 to IBF. On March 17, 1998, IBF declared the IBF Note to be in default and accelerated the payments due thereunder. IBF also made a written demand requesting that the Company immediately deliver to IBF the Collateral. The Company intends to use a portion of the proceeds received from the Investment to pay the principal, outstanding interest and fees on the IBF Notes. See "Management's Discussion Analysis of Financial Condition and Results of Operations." In order to remedy such default and achieve its financial plan, the Company is seeking additional funding, which may consist of debt, equity or a combination thereof. If the Company is unable to obtain additional funding, the Company will be required to modify its current business plan. There can be no assurance that the Company will be able to obtain such additional funding. The Company has discussed working capital financing with banks and factors. There can be no assurance that any credit facility will be available to the Company, or if available, that it will be available on acceptable terms.

     On December 31, 1997, stockholders' equity approximated $(555,814) and working capital deficit approximated $1,262,152.

Readiness for the Year 2000

     The Company has taken actions to make its systems, products and infrastructure Year 2000 compliant. The Company is also beginning to inquire as to the status of its key suppliers and vendors with respect to the Year 2000. The Company believes it is taking the necessary steps to resolve Year 2000 issues, however, there can be no assurance that a failure to resolve any such issue would not have a material adverse effect. Management believes, based on available information, that it will be able to manage its total Year 2000 transition without any material adverse effect on its business operations, products or financial prospects.

                                  BUSINESS

The Company

     The Company produces, markets and sells premium dog food through supermarkets and grocery stores under the name InnoPet Veterinarian Formula(TM) Dog Food ("Veterinarian Formula"). In June 1996, the Company commenced sales of its beef formula dog food to supermarkets in the Greater Metropolitan New York area. As of March 6, 1998, the Company's products have been sold in the following markets: the Greater Metropolitan New York area; the New England area; Philadelphia, Pennsylvania and other areas of Pennsylvania; the Baltimore, Maryland and Washington, D.C. area; Virginia; North Carolina; South Carolina; Georgia; Alabama; Tennessee; Florida; and Texas.

     The Company's objective is to become a national provider of premium pet foods through supermarket and grocery store retail outlets. The Company intends to achieve its objective by: (i) providing to supermarkets a brand of competitively-priced premium pet food to enable supermarkets to recapture a share of the premium pet food market that they have lost to specialty pet stores; (ii) expanding distribution to supermarkets and grocery stores throughout the United States; (iii) increasing consumer awareness and market penetration throughout the Company's market areas; and (iv) packaging its products in unique single serving-sized inner-bags which are designed to increase convenience of feeding, regulate portions, reduce product deterioration and prevent contamination.

     In June 1997, the Company began expansion of its line of dog foods with the introduction of lamb and rice with barley formula in its existing markets. At the same time, the Company also entered into long-term agreements with the North Shore Animal League and the Pet Savers Foundation, whereby InnoPet Veterinarian Foods will be exclusively fed to in-house dogs and recommended to adopters by both of these not-for-profit humane organizations which adopt out animals through thousands of shelters each year. In addition, adopters will be provided with product samples, literature and coupons, and will be able to purchase the products in retail stores of some participating adoption centers.

     The Company was recently selected by The Kroger Co. ("Kroger"), one of the nation's largest supermarket chains, to provide a full line of private label premium pet food to the chain's approximately 1,300 retail outlets. This product line will initially target dog owners; it is anticipated that cat food will be introduced at a later date. The first products which the Company expects to introduce will be beef, lamb and rice, and chicken-flavored dry dog foods. The Company anticipates that more than ten stock keeping units ("SKUs") will be brought to Kroger shelves in the first round of product offerings.

     The Company is in the process of implementing its overall marketing strategy, which commenced in February 1997. The Company's strategy is to provide premium pet food products that are good for the pet and easy for the owner. Programs include: radio and newspaper advertising; free-standing inserts; in-store couponing, shopping cart signage and floorminders; trial size displays; store feature ads and circulars; direct mail sampling programs to targeted consumers, veterinarians and breeders; newspaper sample pouches; and extensive in-store demonstrations with sampling. In addition, the Company participates in, and supports with sampling, local pet-related events (e.g., pet walkathons, pet shows, etc.) within its market area, both independently and in conjunction with local supermarkets.


Industry Background

     In 1996, approximately 53 million United States households, or over one-half of all United States households, owned at least one pet; over half of these pet-owning households owned more than one pet.1 Retail sales of pet food in the United States in 1996 were approximately $9.4 billion (an increase of 3% over 1995), of which approximately 25% was estimated to be premium pet food.(1) The Company believes sales of premium pet food

------------
1. This information is derived from The Maxwell Consumer Report, Wheat First Butcher Singer (June 25, 1997 and May 24, 1996); J. Palmer, Well, Aren't You the Cat's Meow, Barron's, April 1, 1996 at p.29; and Packaged Facts for the Pet Food Market (February 1997 and February 1996); The Information Catalogue, Marketing Intelligence Studies, Find/SVP Worldwide Consulting Research and Advisory Services (1997 and 1996, respectively).

have increased in recent years primarily due to heightened concern for animal welfare and nutrition. Premium pet food is generally characterized by quality ingredients, such as pure meat, higher nutritional value, increased digestibility, increased nutrient absorption and higher pricing. The Company believes that its product qualifies as premium because of, among other things, its use of pure beef as the primary source of protein, corn gluten instead of corn meal, and rice instead of other grains.

     Historically, the pet food industry was dominated by relatively low priced, grain-based or animal byproduct-based nationally branded products sold through supermarkets. In the early 1980's, supermarkets sold in excess of 90% of all pet foods.(1) From 1988 to 1996, however, the percentage of pet food sales made through supermarkets and grocery stores decreased from approximately 95% to 56%, mainly due to increased sales of premium pet foods through specialty pet stores.(1) These premium pet foods are currently not available to supermarkets and grocery stores. Between 1989 and 1996, sales of pet foods through outlets other than the supermarket/grocery store segment rose approximately 103%.(1)

     The Company believes supermarkets and grocery stores have been unable to reverse their loss of pet food market share because of their inability to obtain a full line of premium pet foods. The Company believes that manufacturers of premium pet foods have not supplied supermarkets and grocery stores in order to preserve their primary distribution channel, the specialty pet store. Market research commissioned by the Company, and conducted by Bruskin Goldring Research, indicates that approximately one-half of households in the United States with one or more dogs would be likely to try a line of premium dog food if it were available in supermarkets.


Products

     In January 1996, the Company acquired from a subsidiary of ConAgra the formulas for 51 SKUs of premium dog and cat foods grouped in 14 basic formulations, including both dry and canned foods. The formulas were developed by ConAgra under the name KenVet Nutritional Care to be prescribed and sold only through veterinarians. Some of these formulations have been used to create the Company's initial products. Further, the Company repackaged and repositioned the product for sales in the supermarkets. The Company's current products are based on 100% beef protein. The Company believes its use of pure beef protein, corn gluten instead of corn meal, and rice instead of other grains makes its product premium as compared to other pet food currently sold in supermarkets and grocery stores. Independent laboratory tests commissioned by the Company indicated that its dog food products meet or exceed other national premium food products in digestibility and are comparable in palatability. These tests determine the percentage of protein, fat and energy used by the dog as compared to the contents of the food prior to ingestion. The high degree of nutrient absorption of the Company's products, known as "bioavailability," promotes less body fat by decreasing the dog's ingestion of nonuseable calories and increases the per dollar value of the food by reducing the volume of food required to deliver the appropriate nutrient level.

     Existing Products. The Company currently offers 12 SKUs of dry dog food for puppies, adults and seniors to meet the nutritional requirements of pets at each stage of their lives, in three outer and three inner bag sizes. The 3.75, 8.125 and 15-pound outer bag sizes provide approximately one week's food supply for small, medium and large dogs, respectively. Both beef and lamb and rice with barley products are available for adult dogs and beef product is available for puppies and seniors. The outer bag sizes are designed to promote weekly purchases during the consumer's normal food buying trip to the supermarket or grocery store.

     Future Products. During the next 12 months, the Company anticipates introducing additional products, including puppy and senior lamb and rice with barley formulas, four life stage SKUs for cats and special needs SKUs for dogs and cats. The Company's planned special needs products will be formulated to meet specific dietary needs, such as obesity and allergies, and in response to the dictates of the consumer, such as lamb and rice formulations.

     Packaging. Unlike conventional bulk packaging in large bags, the Company uses inner-seal packs inside larger bags. This packaging system is comparable in cost to traditional dry food bulk packaging since the Company's outer-bag does not require an oxidation or fat transfer barrier. Products for different sized animals are packaged in different sized inner-seal bags. The inner-seal bags contain a single suggested serving for the animal's size. The inner-seal bags help prevent oxidation of protein, fat, vitamins and minerals in the pet food, a process that begins immediately upon exposure to air and lowers the nutritional value of bulk-packed dry foods. Additionally, contamination of product due to insects, vermin and other sources can be substantially reduced because the packaging for a single portion need not be opened until the pet's feeding time. The inner-seal packaging helps maintain the appeal of the product to the pet, thus helping to reduce waste and cost to the owner. The Company's inner-seal packaging also promotes portion control feeding recommended by veterinarians to prevent obesity, a leading ailment among dogs and cats. The inner-seal bags are easily transported which allow owners traveling with pets or leaving pets in kennels to more easily feed their pets. Each inner-seal bag is also labeled for resale, which the Company believes increases the potential number of retail outlets for the Company's products by allowing single serving sales in supermarkets and smaller stores.


Marketing and Sales

     The Company's marketing strategy is designed to respond to both the supermarket's need to stem the loss of pet food customers to specialty pet stores and the consumers' desire for the convenience of purchasing a premium pet food in the supermarket. The Company currently sells its products primarily through supermarkets and grocery stores. The Company believes its products are nutritionally superior to currently available branded products sold through supermarkets and specialty pet stores' premium products.

     Market research commissioned by the Company indicates that approximately one-half of United States homeowners with a dog would be willing to try a product defined as the Company's premium dog food formulations if it was available in supermarkets. Fewer than 3% of the respondents who would not try such a product expressed doubts that supermarkets would offer a premium dog food. A similar small percentage responded that price would be a barrier to trying such a product. Similar research conducted under the auspices of Woman's Day Magazine in June 1997, concerning the willingness of consumers to try such product, resulted with 60% or more positive responses.

     The Company generates brand awareness of its products through integrated marketing communications programs. The Company plans to use in-store promotions, such as floorminders, trial size displays, in-store sampling, instantly redeemable coupons and point of purchase displays. The Company also uses free standing inserts in newspapers and mails product samples, literature and coupons to demographically targeted consumers, veterinarians and breeders. The Company plans to participate in pet-related events, such as dog walks and pet welfare fundraisers, as well as general events such as tennis tournaments and veterinarian conferences.

     As an additional marketing tool, in June 1997, the Company became the pet food partner of the North Shore Animal League of Long Island ("NSAL") and the international Pet Savers Foundation, which NSAL administers. This program, which had featured Iams products for several years, targets 6,000 animal shelters, accounting for 2.5 million pet adoptions annually, where the Company's products are exclusively fed to sheltered animals, given away as a free sample when a dog or cat is adopted and sold in over 400 animal shelter store participating in the pet Savers program. The Company views this program, which is structured under a multi-year contract (due to expire in 2002) as a vital way to introduce pet owners to the Company's products at the earliest possible point in pet ownership and, in addition, as a valuable sales channel.

     The Company's suggested retail prices for its products are approximately 15% below comparable specialty pet store prices for premium brands and are significantly higher than the highest priced branded products sold through the supermarkets, thereby providing supermarkets with a higher profit margin with the Company's products than with other pet food products.

     In March 1996, the Company began contacting supermarkets in the Greater Metropolitan New York area which, eventually, resulted in authorization from a majority of the supermarket and grocery store chains in this territory. In June 1996, shipments of the Company's dog food began. As of March 6, 1998, the Company's products have been sold in the following markets: the Greater Metropolitan New York area; the New England area; Philadelphia, Pennsylvania and other areas of Pennsylvania; the Baltimore, Maryland and Washington, D.C. area; Virginia; North Carolina; South Carolina; Georgia; Alabama; Tennessee; Florida; and Texas.

     In order to make sales to supermarkets and wholesalers, who function as distribution organizations for supermarkets and other grocery stores, the Company, using brokers and field sales managers, must first obtain authorization for its pet foods. Generally, authorizations are made by the supermarket's corporate buying office or buying committee. An authorization from a supermarket or similar organization is the acceptance of the Company's pet foods for sale in the supermarket's stores. Obtaining an authorization involves the presentation of the Company's products, and the negotiation of product set-up or slotting fees, minimum order quantities, initial scope and duration of product shelf space allocation, and marketing program participation. The Company works closely with its independent food brokers in obtaining authorizations.

     Once an authorization has been obtained, the Company's brokers, overseen by its field sales managers, coordinate initial orders with the supermarket's pet products category buyer. The Company engages its food brokers, all of whom are paid on a commission basis, on an exclusive basis with respect to premium pet food.

     The Company's ability to obtain authorizations to sell its products in supermarkets and grocery stores depends upon the efforts and skills of brokers retained by the Company. Although the Company believes it will be able to locate and retain qualified brokers throughout the United States on acceptable terms, there can be no assurance that the Company will be able to do so. The failure to obtain authorizations or to locate and retain qualified brokers could have a material adverse effect on the Company.


Manufacturing and Distribution

     The manufacture of the Company's dog food begins with the purchase of the raw materials which are then processed into kibble. The kibble is then transported in bulk to companies which package the kibble for retail sale. The packaged food is then distributed to supermarkets.

     The Company outsources the manufacturing, packaging and transporting of its products. The Company does not maintain supply agreements with any third party suppliers, but instead purchases products pursuant to purchase orders in the ordinary course of business. The Company will be substantially dependent on the ability of its manufacturers and suppliers to, among other things, meet the Company's performance and quality specifications. Failure by the Company's manufacturers and suppliers to comply with these and other requirements could have a material adverse effect on the Company. Furthermore, there can be no assurance that the Company's manufacturers and suppliers will dedicate sufficient production capacity to meet the Company's scheduled delivery requirements or that the Company's suppliers or manufacturers will have sufficient production capacity to satisfy the Company's requirements during any period of sustained demand. Their failure to supply, or delay in supplying, the Company with products could have a material adverse effect on the Company. The Company believes that its suppliers' manufacturing capacity will be adequate for the Company's needs for the foreseeable future. The inability of the Company's current suppliers to fulfill the Company's production requirements, or the Company's failure to obtain alternative production supply relationships, would have a material adverse effect on the Company.

     The Company's sub-contracted manufacturers are responsible for the emulsification of the meat and the purchase and preparation of the other raw materials that make up the Company's pet food. The principal raw material required for the Company's products is beef. The Company obtains beef for its products pursuant to an agreement with Monfort, a subsidiary of ConAgra, that terminates in 1999, unless terminated earlier by either party on 60 days notice. This agreement provides for the delivery of up to 15 million pounds of beef per year at a fixed price. The fixed price is comparable to current beef prices. Accordingly, if beef prices fall, the Company will be able to terminate the agreement. Conversely, if beef prices increase, Monfort will be able to terminate the agreement. In addition, any failure by Monfort to fulfill its obligations under the agreement, or the failure by the Company to secure an alternative source of beef at comparable prices upon the termination of the Monfort agreement, whether at its expiration date or earlier, would have a material adverse effect on the Company.

     The Company owns no warehouses, trucks or other distribution facilities or equipment. The Company distributes its products directly to supermarket distribution centers and distribution centers operated by grocery store wholesalers. The Company may lease space in public warehouses from time to time. All transport and distribution of the Company's products will be done through common carriers or fleets operated by the Company's customers.


Competition

     The pet food business is highly competitive. Virtually all of the manufacturers, distributors and marketers of pet food have substantially greater financial, research and development, marketing and manufacturing resources than the Company does. Competitors in the premium pet food market include, among others, Colgate- Palmolive Co. (Hills' Science Diet), Iams Co. and Ralston Purina Co. Brand loyalty to existing products may prevent the Company from achieving its sales objectives. Additionally, the long-standing relationships maintained by existing premium pet food manufacturers with veterinarians and pet breeders may prevent the Company from obtaining professional recommendations for its products. It is expected that the advertisements of North Shore Animal League and the Pet Savers Foundation will partially offset this concern. In addition, the Company competes with current supermarket high-priced dog foods which are not considered premium when compared to Veterinarian Formula and to the premium dog foods offered in the specialty pet stores.

     Although the dominant existing premium pet foods are not currently available in supermarkets and grocery stores, there can be no assurance that this will continue. In addition, no barriers to entry exist with respect to such brands. The entrance into the supermarket and grocery store distribution channel of an existing or new premium pet food by any of the Company's competitors could have a material adverse effect on the Company.

     As compared to its competition, the Company believes that its products offer the following advantages: (i) a premium pet food available exclusively in supermarkets, (ii) a superior packaging system, (iii) a supermarket and grocery store distribution network, and (iv) competitive pricing with other premium products. There can be no assurance, however, that these perceived advantages will enable the Company to compete successfully.


Intellectual Property

     InnoPet is a registered trademark of the Company. The Company has filed applications for trademarks covering InnoPet Brands and InnoPet Veterinarian Formula.


Government Regulation

     The Company's products must be produced in USDA approved facilities. It is the responsibility of the Company's manufacturers to obtain and maintain such approvals. In addition, the Company's products are subject to federal and state labelling regulations and must be registered in each state that the products are sold to consumers. If the Company fails to register its labels or satisfy relevant labelling regulations, it may be subject to fines or prohibited from selling its products until such regulations are satisfied. The Company believes it is in material compliance with such regulations.


Insurance

     The Company has obtained product liability insurance and excess liability insurance which provide aggregate coverage of $1,000,000 and $2,000,000, respectively.


Employees

     As of March 6, 1998, the Company employed 35 people, one of whom is employed on a part time basis. This includes ten persons engaged in sales, eight in marketing, four in manufacturing/research and development, and 13 in administration/accounting and support. Management believes its labor relations are satisfactory.


Litigation

     On March 16, 1998, Entrepreneurial Investors, Ltd., a Bahamas company ("EIL"), commenced an action against the Company in the Court of Chancery of the State of Delaware in and for New Castle County, seeking specific performance of the Company's obligations under a registration rights agreement dated April 28, 1997 (the "Registration Rights Agreement"), and a bridge loan agreement, dated July 9, 1997 (the "Loan Agreement"). The Complaint alleges that the Company had an obligation to register shares of Common Stock underlying 625,000 shares of the Company's Series A Convertible Preferred Stock purchased by EIL pursuant to a subscription agreement dated as of April 28, 1997, in exchange for $2.5 million. The complaint further alleges that the Company is obligated to register certain securities, including shares of Common Stock relating to Warrants acquired by EIL.

     The action is currently in its preliminary stages. Although the Company denies liability, it is contemplated that this Registration Statement, in the form that it becomes effective, will satisfy all of EIL's claims as asserted in the Court of Chancery thereby rendering that action moot.

     On December 22, 1997, Ryt-Way Industries, Inc. d/b/a Ryt-way Packaging Company commenced an action against the Company in the District Court, State of Minnesota, for alleged non-payment for packaging services. Plaintiff seeks money damages of $119,084.33, plus interest. Plaintiff filed a motion for summary judgment on the ground of account stated. The Company filed a cross-motion for lack of personal jurisdiction and opposed the motion by plaintiff for sumamry judgment. The Company previously answered the complaint, denying all liability, and asserted counter-claims.


Properties

     The Company currently leases from IPI under a facilities agreement its corporate office located at 1 East Broward Boulevard, Suite 1100, Fort Lauderdale, Florida 33301, where the Company occupies approximately 11,900 square feet of office space. The monthly rent is approximately $22,650. The facilities agreement with respect to the offices expires April 30, 2001. See "Certain Transactions." The Company believes it has adequate space to conduct its operations.

                                  MANAGEMENT

     The following table sets forth certain information with respect to the Company's Directors and Executive Officers:

                                Company Position
Name                   Age                       and Offices Held
----                  -----   ------------------------------------------------------
Marc Duke              51     Chairman of the Board and Chief Executive Officer
John Bieber            53     Vice President of Marketing and Director
Albert A. Masters      66     Vice President, Private Label Sales and Director
Linda Duke             51     Vice President of Operations
Michael L. Winer       38     Vice President, Chief Financial Officer and Secretary
Curtis Granet          48     Director
Richard P. Greene      41     Director
Burnett W. Donoho      58     Director

     Marc Duke is the Chairman of the Board of Directors and Chief Executive Officer of the Company and has held such positions since January 1996. He is also the Chairman of the Board of Directors and Chief Executive Officer of IPI and its subsidiaries, and has held such positions since September 1995. From 1993 to 1995, he was President of The Original Pet Drink Company, a subsidiary of IPI. From 1990 to 1992, he was President of Madison South International, Inc. ("Madison"), a national and international marketing consulting company.

     John Bieber is the Vice President of Marketing of the Company and has held such position since January 1997. From 1990 to 1996 Mr. Bieber was an independent marketing consultant. From April 1989 to January 1990, he was President and Chief Operating Officer of the MD&A Group, Inc. ("MD&A"), an advertising and marketing consulting firm. From 1987 to 1989, Mr. Bieber was Vice President and Director of Account Services with MD&A. From 1976 to 1986, Mr. Bieber was Vice President/Account Supervisor with BBDO Advertising Inc.

     Albert A. Masters is the Vice President, Private Label Sales of the Company and has held such position since June 1996. From September 1995 to May 1996, Mr. Masters was the Vice President of Sales of IPI. From 1991 to 1995, he was a Vice President of Sales for Professional Laboratory Systems.

     Linda Duke is Vice President of Operations and has held such position since June 1996. From September 1995 to May 1996, she was the Director of Operations for IPI. From 1993 to 1995, she was the Director of Operations for The Original Pet Drink Company. From 1990 to 1992 she was Vice President of Operations of Madison. Linda Duke is married to Marc Duke.

     Michael L. Winer is Vice President, Chief Financial Officer and Secretary of the Company and has held such positions since October 1997. From March 1997 to September 1997, Mr. Winer was the Executive Vice President of Operations and Finance for L. Luria's & Sons, Inc., a retail chain. From March 1996 to February 1997, Mr. Winer was Chief Financial Officer/Comptroller of CardioLife Corporation, a healthcare company. From June 1987 to March 1996, Mr. Winer served as Assistant Vice President of Finance (1987-1992), and later Vice President of Finance (1992-1996) for several subsidiaries of Citibank, N.A. and Citicorp, Inc. Mr. Winer holds Certified Public Accountant, Certified Management Accountant, and Certified in Financial Management credentials.

     Curtis Granet is a partner in the certified public accounting firm of Levine & Granet, C.P.A. in the State of New York, and has held such position since 1981.

     Richard P. Greene is an attorney engaged in the practice of corporate and securities law in the State of Florida and has maintained his own practice since 1988. He is the Secretary of IPI.

     Burnett W. Donoho has 33 years of experience in top positions in retailing, more recently as Vice Chairman and Chief Operating Officer of Montgomery Ward. From June 1995 to January 1996, Mr. Donoho served as a consultant and chief operating officer of Broadway, a retail chain. From July 1992 to December 1994, Mr. Donoho served as the Vice Chairman and Chief Operating Officer of Macy's East. Prior to that he had also served as President and Chief Executive Officer of Marshall Field in Chicago and Gimbel's Midwest in Milwaukee.

Director Compensation

     Non-employee directors receive a fee of $250 for each meeting of the Board attended and a fee of $125 for each meeting of any committee of the Board attended and reimbursement of their actual expenses. In addition, pursuant to the Company's Stock Option Plan, each non-employee director will be granted options to purchase 2,500 shares of Common Stock per annum at an exercise price equal to the fair market value of the underlying common stock on the date of grant, which shall be the last trading date in November of each year. These option grants began in November 1997.


                 EXECUTIVE COMPENSATION AND OTHER INFORMATION


Summary Compensation Table

     The following table sets forth certain information for the fiscal year ended December 31, 1997 with respect to the compensation earned by the Company's Chief Executive Officer. No other executive officers received salary and bonus compensation for the fiscal year ended December 31, 1997 exceeding $100,000.

                                                                                            Long-Term
                                                   Annual Compensation                 Compensation Awards
                                         ----------------------------------------   -------------------------
                                                                   Other Annual                   All Other
Name and Principal Position      Year       Salary      Bonus      Compensation      Options     Compensation
-----------------------------   ------   -----------   -------   ----------------   ---------   -------------
Marc Duke,                      1997      $150,000      -0-         $  12,000(1)      -0-            -0-
Chief Executive Officer

------------

(1) Represents car allowance payments to Mr. Duke.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

     The following is a description of the employment contracts between the Company and its executive officers. In June 1997, the Company and each executive officer, other than the current Chief Financial Officer, agreed to reduce immediately each executive's salary by 25%. As of March 23, 1998 this reduction in base salary was still in place.

     The Company has entered into an employment agreement with Mr. Marc Duke, Chief Executive Officer, which expires on May 31, 2000. Mr. Duke currently receives a base salary of $250,000. Under the terms of the agreement, Mr. Duke is eligible to receive a bonus of up to 25% of his base salary at the discretion of the Board of Directors and a performance bonus to be determined each year by the Board of Directors. If the agreement is terminated by the Company without cause, he is entitled to receive three times his average annual salary over the course of the previous five years (or for whatever lesser period he has been employed.) Such payment shall be paid half on the date of termination and the balance six months thereafter. In the event there is a change-in-control of the Company, and Mr. Duke is terminated, he is entitled to receive a payment equal to three times his average annual salary and bonus over the course of the previous five years (or for whatever lesser period he has been employed.) Such payment shall be paid half on the date of the change-in-control and the other half six months thereafter. The agreement also contains certain restrictions on competition.

     The Company entered into an employment agreement with Mr. John Bieber, Vice President of Marketing, as of January 6, 1997, which expires on December 31, 1999. The agreement will automatically renew for one (1) additional year unless terminated by the Company or Mr. Bieber. Mr. Bieber currently receives a base salary of $100,000. Under the terms of the agreement, Mr. Bieber is eligible to receive a merit bonus at the discretion of the Board of Directors. The agreement provides that if Mr. Bieber is terminated without cause, he is entitled to receive a severance payment equal to six months of his annual salary payable over the six months following his termination. As part of the agreement, Mr. Bieber has been granted options to purchase 25,000 shares of Common Stock of the Company. The options vest over three years beginning on December 31, 1997. The agreement also contains certain restrictions on competition.

     The Company has entered into an employment agreement with Ms. Linda Duke, Vice President of Operations. The agreement expires on May 31, 1999 and contains an automatic renewal for one (1) additional year unless terminated by the Company or Ms. Duke. Ms. Duke currently receives a base salary of $82,500. Under the terms of the agreement, Ms. Duke is eligible to receive a merit bonus at the discretion of the Board of Directors. The agreement provides that if Ms. Duke is terminated without cause, she is entitled to receive a severance payment equal to six months of her annual salary payable over the six months following her termination. The agreement also contains certain restrictions on competition.

     The Company has entered into an employment agreement with Mr. Michael Winer, Vice President and Chief Financial Officer. The agreement expires on December 31, 2000 and contains an automatic renewal for one (1) additional year unless terminated by the Company or Mr. Winer. Mr. Winer currently receives a base salary of $104,000. Under the terms of the agreement, Mr. Winer is eligible to receive a merit bonus at the discretion of the Board of Directors. Mr. Winer's base salary will increase by $25,000 when the Company reports net income after taxes, in accordance with generally accepted accounting principles consistently applied, for three (3) consecutive calendar months. The agreement provides that if Mr. Winer is terminated without cause, he is entitled to receive a severance payment equal to six months of his annual salary payable over the six months following his termination. The agreement also contains certain restrictions on competition.

     The Company has entered into an employment agreement with Mr. Albert Masters, Vice President, Private Label Sales. The agreement expires on May 31, 1999 and contains an automatic renewal for one (1) additional year unless terminated by the Company or Mr. Masters. Mr. Masters currently receives a base salary of $104,000. Under the terms of the agreement, Mr. Masters is eligible to receive a merit bonus at the discretion of the Board of Directors. The agreement provides that if Mr. Masters is terminated without cause, he is entitled to receive a severance payment equal to six months of his annual salary payable over the six months following his termination. The agreement also contains certain restrictions on competition.

                     DISCLOSURE OF COMMISSION POSITION ON
                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     The Company's certificate of incorporation and by-laws provide that the Company shall indemnify all directors and officers of the Company to the fullest extent permitted by the Delaware General Corporation Law. Under such provisions, any director or officer, who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provision, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The Company has acquired directors' and officers' liability insurance providing aggregate coverage of $5,000,000.

                               STOCK OPTION PLAN

     A total of 400,000 shares of Common Stock are reserved for issuance under the Stock Option Plan, of which 168,500 have been granted as of March 23, 1998. The plan provides for the award of options, which may either be incentive stock options ("ISOs") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified options ("NQOs") which are not subject to special tax treatment under the Code. The Stock Option Plan is administered by the Board or a committee appointed by the Board (the "Administrator"). Officers, directors, and employees of, and consultants to, the Company or any parent or subsidiary corporation selected by the Administrator are eligible to receive options under the plan. Subject to certain restrictions, the Administrator is authorized to designate the number of shares to be covered by each award, the terms of the award, the dates on which and the rates at which options or other awards may be exercised, the method of payment and other terms.

     The exercise price for ISOs cannot be less than the fair market value of the stock subject to the option on the grant date (110% of such fair market value in the case of ISOs granted to a stockholder who owns more than 10% of the Company's Common Stock). The exercise price of a NQO shall be fixed by the Administrator at whatever price the Administrator may determine in good faith. Unless the Administrator determines otherwise, options generally have a 10-year term (or five years in the case of ISOs granted to a participant owning more than 10% of the total voting power of the Company's capital stock). Unless the Administrator provides otherwise, options terminate upon the termination of a participant's employment, except that the participant may exercise an option to the extent it was exercisable on the date of termination for a period of time after termination.

     Generally, awards must be exercised by cash payment to the Company of the exercise price. However, the Administrator may allow a participant to pay all or a portion of the exercise price by means of a promissory note, stock or other lawful consideration. The Stock Option Plan also allows the Administrator to provide for withholding and employment taxes payable by a participant to the Company upon exercise of the award. Additionally, the Company may make cash grants or loans to participants relating to the participant's withholding and employment tax obligations and the income tax liability incurred by a participant upon exercise of an award.

     In the event of any change in the outstanding shares of Common Stock by reason of any reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend or similar change in the corporate structure, the aggregate number of shares of Common Stock underlying any outstanding options may be equitably adjusted by the Administrator in its sole discretion.

     The Administrator may, at any time, modify, amend or terminate the plan as is necessary to maintain compliance with applicable statutes, rules or regulations; provided, however, that the Administrator may condition the effectiveness of any such amendment on the receipt of stockholder approval as may be required by applicable statute, rule or regulation. In addition, this Stock Option Plan may be terminated by the Board of Directors as it shall determine in its sole discretion, in the absence of stockholder approval; provided, however, that any such termination will not adversely alter or impair any option awarded under the Stock Option Plan prior to such termination without the consent of the holder thereof.

                             CERTAIN TRANSACTIONS

     Capital for the development of the Company has been provided by IPI. From January 1996 through August 31, 1996, IPI made capital contributions of $2,221,348 in the form of costs and expenses ($1,323,125), funds used to purchase the KenVet formulations and inventories ($699,794), and financing costs ($198,429). In return, IPI received 1,182,432 shares of Common Stock. Additionally, on June 1, 1996, the Company sold 43,497 shares of Common Stock to IPI in exchange for $139,190. Mr. Duke is the principal shareholder of IPI.

     The Company also issued a note, dated June 5, 1996, to IPI in the amount of $1,000,000 (the "IPI Note") which bears interest at one percent above the prime rate (on March 6, 1998 the prime rate was 8.50%). The IPI Note has a term of five years. Interest is payable quarterly and principal is payable annually. On June 1, 1996, the Company entered into a facilities agreement with IPI (the "Facilities Agreement") pursuant to which the Company has agreed to lease its offices, furnishings and equipment from IPI until April 30, 2001. The Company is required to pay an annual amount of approximately $349,000 to IPI for the lease of the offices, furnishings and equipment which represents a direct pass through of the rent expenses and reimbursement for the costs of equipment, furniture and fixtures. In addition, through December 23, 1997, IPI also provided $724,394 in working capital for inventories, costs and expenses, which were recorded as accounts payable by the Company. As of December 23, 1997, the balance payable for IPI was $543,828, reflecting the above working capital advances plus balances due less amounts paid under the facilities agreement.

     In August 1997, IPI cancelled $91,000 of debt owed to it as consideration for the issuance of 26,000 shares of Common Stock by the Company in settlement of claims brought against IPI and the Company by certain investors.

     On December 23, 1997 the Company entered into an exchange agreement with IPI (the "Exchange Agreement") pursuant to which, (i) principal and accrued interest in the aggregate amount of $773,702.97 payable pursuant to the IPI Note and (ii) accounts payable in the amount of $543,828.42, pursuant to the Facilities Agreement (collectively, the "Debt") was satisfied in exchange for Common Stock of the Company. On January 30, 1998 and February 26, 1998, the Company issued and delivered to IPI, and IPI accepted 317,478 and 79,329 shares of Common Stock, respectively, and discharged the Debt. Pursuant to the terms of the Exchange Agreement, the number of shares of Common Stock delivered to IPI was that number of shares of Common Stock equal to the sum of the Debt divided by a number equal to eighty percent (80%) of the average closing bid price for a share of Common Stock as reported on the Nasdaq Small-Cap Market for the five
(5) trading days immediately preceding the December 31, 1997 closing date (the "Exchange Rate"). Pursuant to the Exchange Agreement, the Exchange Rate shall be adjusted such that if, at any time during the one year period following the closing date, the average closing bid price for a share of the Company's Common Stock, as quoted on the OTC Electronic Bulletin Board, is less than or equal to $2.50 per share of Common Stock for forty-five (45) consecutive days, the Company shall issue to IPI additional shares of Common Stock equal to the difference between (a) the number of shares of Common Stock which would have resulted if the Debt had been exchanged at an Exchange Rate of $2.50 and (b) the number of the shares previously issued.

     On July 9, 1997, the Company issued a senior convertible note (the "Note") to Entrepreneurial Investors, Ltd. ("EIL"), a Bahamas corporation and principal stockholder of the Company, in the principal amount of $1.5 million. The Note has a stated interest rate of 14% per annum and matured on January 15, 1998, such interest to be paid, at the option of the holder, in Common Stock valued at $4.50 per share. The Note is collateralized by 600,000 shares of Common Stock being registered in this offering and may be converted, at the option of EIL, into Common Stock at a conversion price of $4.50 per share. EIL has taken possession of the collateral and commenced an action for specific performance demanding, among other items, that such collateral be registered. See "Business -- Litigation". In connection with the loan, the Company issued 225,000 Redeemable Warrants to purchase 225,000 shares of Common Stock to EIL.

     On December 18, 1997 the Company entered into a private placement of up to $4.0 million, consisting of the sale of shares of 8% Series B Cumulative Convertible Preferred Stock of the Company (the "Series B Preferred Stock") at $100 per share, to Explorer Partners LLC ("Explorer"). Explorer purchased 10,000, 2,000 and 8,000 shares of the Series B Preferred on December 18, 1997, February 20, 1998 and March 18, 1998, respectively. Net proceeds to the Company to date from such private placement are approximately $2.0 million. In accordance with the Company's December 17, 1997 Certificate of Designation, each share of Series B Preferred Stock is convertible at any time, at the option of the holder thereof, into that number of shares of Common Stock which is equal to $100 divided by 80% of the average closing bid price for a share of Common Stock as quoted on the OTC Electronic Bulletin Board for the five trading days preceding the conversion date, provided that such conversion price shall not exceed $6.00 per share of Common Stock. The Series B Preferred Stock pays a quarterly dividend of 8% per annum, and is payable, at the Company's sole option, in cash or by the issuance of shares of Common Stock. The number of shares of Common Stock to be issued as a dividend shall be determined based upon the average closing bid price for a share of Common Stock as quoted on the OTC Electronic Bulletin Board for the five trading days preceding the last day of the calendar quarter for the applicable dividend period. In connection with the private placement, the Company issued 40,000, 8,000 and 32,000 Redeemable Warrants to Explorer Fund Management, L.L.C. on December 18, 1997, February 20, 1998 and March 18, 1998, respectively.

     On June 1, 1996, the Company sold a total of 652,449 shares of Common Stock to Messrs. Duke and Masters and Ms. Duke and to 14 other employees of the Company at that time, in exchange for three-year notes to the Company bearing interest at 5.75% annually, in the aggregate principal amount of $2,087,839. The notes are secured by the shares owned by the employees. On February 6, 1998, Dana Vaughn, a former vice president of the Company, assigned his shares of Common Stock (86,993 issued in connection with the delivery of a promissory note) and all the rights and obligations of the promissory note securing such shares to Michael Winer and John Bieber.

     On December 4, 1997, the Company completed a private placement of 4 units (the "Units") to Curi Oil Co. LLC, each Unit consisting of a promissory note of the Company in the principal amount of $25,000, bearing interest at the rate of 10% per annum and maturing 90 days from the date of issuance, and redeemable warrants to purchase 30,000 shares of Common Stock, expiring on December 5, 2001, at an exercise price of $6.00 per share. Curtis Granet, a director of the Company, holds a 40% membership interest in Curi Oil Co. LLC, and received 10,000 Redeemable Warrants in connection with the private placement.

     Richard Greene is a Director of the Company. The Company has paid Mr. Greene approximately $96,446 for various legal and other services which he has provided to the Company.

     Mr. Duke is the Chief Executive Officer, Chairman of the Board of Directors and a significant shareholder in IPI as well as an officer of the three other subsidiaries of IPI. While it is expected that Mr. Duke will continue to hold these positions in the immediate future, during the term of his employment agreement, Mr. Duke will devote substantially all of his time and efforts to the management and development of the Company. See "Risk Factors -- Dependence on Key Personnel; Conflict of Interests."

     All completed, on-going and future transactions between the Company and its officers, directors, principal stockholders or other affiliates have been and will be on terms no less favorable to the Company then could be obtained from unaffiliated third parties on an arm's-length basis, and will be approved by a majority of the Company's independent and disinterested directors.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 6, 1998 (i) by each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, fully diluted, (ii) by each of the Company's directors, (iii) by each officer named under "Management -- Executive Compensation -- Summary Compensation Table" and (iv) by all officers and directors as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The table assumes that 5,553,169 shares of Common Stock are outstanding as of March 6, 1998.

       Name and Address of               Number of Shares
       Beneficial Owner (1)             Beneficially Owned        Percentage (2)
---------------------------------   --------------------------   ---------------
Marc Duke                                     2,263,391(3)             40.8%
John Bieber                                      48,497(4)                *
Albert A. Masters                                43,497                   *
Michael L. Winer                                 43,496
Linda Duke                                       34,797
Richard Greene                                    5,000 (4)               *
Curtis Granet                                   120,000 (5)             2.1%
Burnett W. Donoho                               100,000 (6)             1.8%
InnoPet Inc.                                  1,611,899                29.5%
One East Broward Boulevard
Fort Lauderdale,
Florida 33301
Entrepreneurial Investors, Ltd.               1,604,843 (7)            22.4%
Citibank Building
East Mall Drive
Freeport, Bahamas
Joseph Stevens & Company, L.P.                  450,000 (8)             7.5%
33 Maiden Lane
New York, New York
Explorer Partners LLC                         2,411,983 (9)            30.3%
444 N. Michigan Avenue
Suite 2910
Chicago, Illinois 60611
HSBC James Capel Canada, Inc.                 1,000,000 (10)           15.3%
105 Adelaide Street West
Suite 1200
Toronto, Ontario M5H 1P9
Canada
All Officers and Directors                    2,493,391                43.1%
as a Group (8 persons)

------------
 *  Less than one percent (1%).
(1) Unless otherwise indicated, all addresses are c/o InnoPet Brands Corp., One East Broward Boulevard, Suite 1100, Fort Lauderdale, Florida 33301.
(2) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power. The percentage of class is calculated in accordance with Rule 13d-3.

(3) Includes 233,926 shares of Common Stock owned by management and current and former employees of the Company (including 34,797 shares owned by Linda Duke, Mr. Duke's wife) of which Mr. Duke has been granted a proxy to vote the shares. This number also includes 1,611,899 shares of Common Stock owned by IPI as to which Mr. Duke disclaims beneficial ownership. Mr. Duke is the record owner of 417,566 shares of Common Stock.

 (4) Includes 5,000 shares of Common Stock that may be acquired upon the exercise of a presently exercisable option.

 (5) Includes 120,000 shares held by Curi Oil LLC. Mr. Granet is one of two members of this limited liability company and owns a 40% membership interest therein.

 (6) Includes 100,000 shares of Common Stock that may be acquired upon the exercise of a presently exercisable option.

 (7) This number includes: (i) 625,000 shares of Common Stock issuable upon conversion of 625,000 shares of Series A Preferred Stock at a conversion ratio of one share of Common Stock for one share of Series A Preferred Stock; (ii) 131,509 shares of Common Stock which will be issued as a dividend on the Series A Preferred Stock (represents the aggregate 4% dividend for a period of one year from the date of issuance assuming a price of $1.125, representing the closing bid price for the Common Stock of the Company as quoted on the OTC Electronic Bulletin Board on March 23,
     1998); (iii) 225,000 shares of Common Stock underlying 225,000 currently exercisable Redeemable Warrants; (iv) 600,000 shares of Common Stock being registered in connection with a $1.5 million loan (the "Loan") pursuant to which such shares were issued as security; and (v) 23,334 shares of Common Stock to be issued as interest on the Loan through January 15, 1998.

 (8) Consists of (i) 225,000 shares of Common Stock which may be acquired, upon the exercise of warrants to purchase 225,000 units, each unit consisting of one share of Common Stock and one warrant to purchase one share of Common Stock for $8.70 per share; and (ii) 225,000 shares of Common Stock underlying the warrants that may be acquired upon the exercise of the warrant to purchase the units.

 (9) Represents: (i) 2,222,222 shares of Common Stock issuable upon conversion of 20,000 shares of Series B Preferred Stock at a conversion price of $100 divided by $0.90 (represents 80% of the closing bid price for the Common Stock of the Company on the OTC Electronic Bulletin Board on March 23,
     1998); and (ii) 189,761 shares of Common Stock which will be issued as a dividend on the Series B Preferred Stock (represents the aggregate 8% dividend for a period from the date of issuance through December 31, 1998, assuming a price of $1.125, representing the closing bid price for the Common Stock of the Company on the OTC Electronic Bulletin Board on March 23, 1998).

(10) Includes 1,000,000 shares of Common Stock being registered for offer by the Company in connection with (i) a proposed financing whereby the Company will issue a total of $3.6 million of Common Stock over a twenty-four month period based upon the payment of $150,000 each month at a per share purchase price equal to 80% of the lowest closing bid price for the Common Stock for the twenty trading days preceding each investment date; and (ii) the grant by the Company of an option to purchase up to a total of $50.0 million of Common Stock over a twenty-four month period commencing on the date of this offering based upon a per share purchase price equal to 85% of the lowest closing bid price for the Common Stock for the five trading days preceding each investment date.

                            SELLING SECURITYHOLDERS

     The following table sets forth the number of shares of Common Stock and Redeemable Warrants covered by this Prospectus with respect to each Selling Securityholder, and the amount and percentage ownership of each Selling Securityholder after the offering of the Securities offered hereby, assuming all of the Securities covered by this Prospectus are sold by the Selling Shareholders. Except as otherwise indicated by footnote below, none of the Selling Securityholders has had any position, office or other material relationship with the Company within the past three years, other than as a result of the ownership of the Securities or other securities of the Company.

                                                  Common Stock                        Redeemable Warrants
                                    ----------------------------------------   ----------------------------------
                                        Number Owned                             Number Owned
                                        Prior to and          Percent of         Prior to and       Percent of
                                       Registered in          Class After       Registered in       Class After
  Name of Selling Securityholder        the Offering       the Offering (1)      the Offering     the Offering(1)
---------------------------------   -------------------   ------------------   ---------------   ----------------
Explorer Partners LLC                  2,411,983 (2)             0%                     --               0%
InnoPet, Inc. (3)                      1,611,899 (4)(5)          0%                     --               0%
Entrepreneurial Investors, Ltd.        1,604,843 (6)             0%                225,000               0%
HSBC James Capel Canada, Inc.          1,000,000 (7)             0%                     --               0%
Marc Duke (8)                            417,566 (4)             0%                     --               0%
Curi Oil LLC (9)                         120,000 (10)            0%                120,000               0%
Coleman and Company Securities,
 Inc.                                   100,000 (11)             0%                100,000               0%
Manuel Arvesu                           85,000 (12)              0%                 75,000               0%
Explorer Fund Management LLC            80,000 (13)              0%                 80,000               0%
Equity Services, Ltd.                   62,500 (14)              0%                     --               0%
Rafael Pratts, Jr.                      50,000 (15)              0%                 50,000               0%
John Bieber (16)                        43,497 (17)(4)           0%                     --               0%
Albert A. Masters (18)                  43,497 (4)               0%                     --               0%
Michael L. Winer (19)                   43,496 (17)(4)           0%                     --               0%
National Securities Corp.               40,000                   0%                     --               0%
Linda Duke (20)                         34,797 (4)               0%                     --               0%
Ted Benghiat                            25,000 (21)              0%                 25,000               0%
Lynn M. Esco                            25,000 (21)              0%                 25,000               0%
Joaquin Soler                           25,000 (21)              0%                 25,000               0%
Southlake Trading                       25,000 (21)              0%                 25,000               0%
Eric Zurbuchen                          17,399 (4)               0%                     --               0%
Charles Johnston                        13,000 (22)              0%                     --               0%
Beverage Canners International
 Corporation                            10,877 (23)              0%                     --               0%
Manuel Arvesu & Maria Celeste
 Arvesu, Trustees for Julian
 Arvesu                                 10,000 (22)              0%                     --               0%
Carl Levine                             10,000 (24)              0%                 10,000               0%
Oppenheimer FBO Ronald Rust              6,500 (22)              0%                     --               0%
Ashley Rust                              5,000 (22)              0%                     --               0%
MW Houck                                 4,444                   0%                     --               0%
Joanne & Howard Brandish Trust           3,400 (25)              0%                  1,600               0%
Mark Houzer                              3,000 (26)              0%                  1,500               0%
John Quigley                             2,600 (27)              0%                  1,300               0%
Robert C. Lammert & Kathleen E.
 Lammert                                 2,000 (28)              0%                  1,000               0%
Steven A. Werber                         2,000 (28)              0%                  1,000               0%
Susan Leonhardt                          1,740 (4)               0%                     --               0%
Margaret Rust                            1,500 (22)              0%                     --               0%
John Jablonski                           1,305 (4)               0%                     --               0%
Will Berry                               1,000 (29)              0%                    500               0%

                                                  Common Stock                       Redeemable Warrants
                                     --------------------------------------   ----------------------------------
                                        Number Owned                            Number Owned
                                        Prior to and         Percent of         Prior to and       Percent of
                                       Registered in         Class After       Registered in       Class After
  Name of Selling Securityholder        the Offering     the Offering (1)       the Offering    the Offering(1)
----------------------------------   -----------------   ------------------   ---------------   ----------------
Salvatore J. Mancuso                    1,000                   0%                    --                0%
Michael Patoff                          1,000 (28)              0%                 1,000                0%
Henry Ford                                783 (4)               0%                    --                0%
Tara Slack                                783 (4)               0%                    --                0%
Deardra Thompson                          783 (4)               0%                    --                0%
Francis Rufty, Custodian for Sara
 F. Parkton                               600 (30)              0%                   300                0%
Michael Zealy                             522 (4)               0%                    --                0%
David Santos                              435 (4)               0%                    --                0%
Mary Lou Bole                             348 (4)               0%                    --                0%
Gabriel Iglesias                          300                   0%                    --                0%
James Kane                                261 (4)               0%                    --                0%
Pamela Medlin                             261 (4)               0%                    --                0%
Mary Huff                                 174 (4)               0%                    --                0%
Michelle Raglind                          174 (4)               0%                    --                0%
Eve Uydess                                174 (4)               0%                    --                0%

------------
(1) Assumes no purchase by any Selling Securityholder of any Common Stock or Redeemable Warrants in the offering.

(2) This number represents: (i) 2,222,222 shares of Common Stock issuable upon conversion of 20,000 shares of Series B Preferred Stock at a conversion rate of $100 divided by $0.90 (represents 80% of the closing bid price for the Common Stock of the Company on the OTC Electronic Bulletin Board on March 23, 1998); and (ii) 189,761 shares of Common Stock which will be issued as a dividend on the Series B Preferred Stock (represents the aggregate 8% dividend for a period from the date of issuance through December 31, 1998, assuming a price of $1.125, representing the closing bid price for the Common Stock of the Company on the OTC Electronic Bulletin Board on March 23, 1998).

(3) The Company was incorporated on January 11, 1996 as a wholly-owned subsidiary of InnoPet, Inc. ("IPI"). From inception until approximately June 30, 1996, substantially all of the Company's costs and expenses, and the acquisition of the Company's assets, were paid or incurred on behalf of the Company by its parent, IPI.

(4) Each of the Company's officers, directors, stockholders and holders of warrants at the time of the Company's initial public offering (December 5, 1996) agreed that for a period of 18 months from December 5, 1996, they will not sell any of the Company's securities without the consent of the underwriter of the initial public offering.

(5) Excludes 10,877 shares of Common Stock which IPI has agreed to transfer to Beverage Canners International Corporation.

(6) This number includes: (i) 625,000 shares of Common Stock issuable upon conversion of 625,000 shares of Series A Preferred Stock at a conversion ratio of one share of Common Stock for one share of Series A Preferred Stock; (ii) 131,509 shares of Common Stock which will be issued as a dividend on the Series A Preferred Stock (represents the aggregate 4% dividend for a period of one year from the date of issuance assuming a price of $1.125, representing the closing bid price for the Common Stock of the Company as quoted on the OTC Electronic Bulletin Board on March 23, 1998);
    (iii) 225,000 shares of Common Stock underlying 225,000 currently exercisable Redeemable Warrants; (iv) 600,000 shares of Common Stock being registered in connection with a $1.5 million loan (the "Loan") pursuant to which such shares were issued as security; and (v) 23,334 shares of Common Stock to be issued as interest on the Loan through January 15, 1998.

(7) Includes 1,000,000 shares of Common Stock being registered for offer by the Company in connection with (i) a proposed financing whereby the Company will issue a total of $3.6 million of Common Stock over a twenty-four month period based upon the payment of $150,000 each month at a per share purchase price equal to 80% of the lowest closing bid price for the Common Stock for the twenty trading days preceding each investment date; and (ii) the grant by the Company of an option to purchase up to a total of $50.0 million of Common Stock over a twenty-four month period commencing on the date of this offering based upon a per share purchase price equal to 85% of the lowest closing bid price for the Common Stock for the five trading days preceding each investment date.

 (8) Marc Duke is Chairman of the Board and Chief Executive Officer of the Company and has been Chairman of the Board and Chief Executive Officer of IPI since September, 1995.

 (9) Curtis Granet, a director of the Company since June, 1996, is one of two members of this limited liability company and owns a 40% percent membership interest therein.

(10) Includes 120,000 shares of Common Stock underlying 120,000 Redeemable Warrants.

(11) Includes 100,000 shares of Common Stock underlying 100,000 Redeemable Warrants.

(12) Includes 75,000 shares of Common Stock underlying 75,000 Redeemable
     Warrants.

(13) Includes 80,000 shares of Common Stock underlying 80,000 Redeemable
     Warrants.

(14) Represents 62,500 shares of Common Stock issuable upon conversion of 62,500 shares of Series A Preferred Stock which are the subject of an option.

(15) Includes 50,000 shares of Common Stock underlying 50,000 Redeemable
     Warrants.

(16) John Bieber has been Vice President of Marketing and a Director of the Company since January 1997.

(17) On February 6, 1998, Dana Vaughn, a former vice president of the Company, assigned his shares of Common Stock (86,993 issued in connection with the delivery of a promissory note) and all the rights and obligations of the promissory note securing such shares to Michael Winer and John Bieber.

(18) Albert A. Masters has been a Director and Vice President of Sales of the Company since June 1996 and was Vice President of Sales of IPI from September 1995 to May 1996.

(19) Michael Winer has been Vice President and Chief Financial Officer of the Company since October, 1997.

(20) Linda Duke has been Vice President of Operations of the Company since June 1996 and was Director of Operations of IPI from September 1995 to May 1996.

(21) Includes 25,000 shares of Common Stock underlying 25,000 Redeemable
     Warrants.

(22) Includes shares of Common Stock issued in settlement of threatened litigation, which shares may not be transferred or sold by the holder for a period of twelve months from the date of issuance.

(23) Includes shares to be issued in connection with the settlement of certain litigation, which shares may not be transferred or sold by the holder prior to June 6, 1998.

(24) Includes 10,000 shares of Common Stock underlying 10,000 Redeemable
     Warrants.

(25) Includes 1,600 shares of Common Stock underlying 1,600 Redeemable Warrants.

(26) Includes 1,500 shares of Common Stock underlying 1,500 Redeemable Warrants.

(27) Includes 1,300 shares of Common Stock underlying 1,300 Redeemable Warrants.

(28) Includes 1,000 shares of Common Stock underlying 1,000 Redeemable Warrants.

(29) Includes 500 shares of Common Stock underlying 500 Redeemable Warrants.

(30) Includes 300 shares of Common Stock underlying 300 Redeemable Warrants.

                             PLAN OF DISTRIBUTION

     The shares being registered for offer by the Company will be issued directly to HSBC James Capel Canada, Inc. ("HSBC") in connection with a proposed financing whereby the Company (i) agreed to issue to HSBC a total of $3.6 million of Common Stock over a twenty-four month period based upon the payment of $150,000 each month and a per share purchase price equal to 80% of the lowest closing bid price for the Common Stock for the twenty days preceding each investment date, and (ii) granted HSBC an option to purchase up to a total of $50.0 million of Common Stock over a twenty-four month period based upon a per share purchase price equal to 85% of the lowest closing bid price for the Common Stock for the five trading days preceding each investment date.

     The sale of all or a portion of the Securities by the Selling Securityholders may be effected, from time to time, in private transactions or in the over-the-counter market at prices related to the prevailing prices of the Securities on the OTC Electronic Bulletin Board at the time of the sale, or at negotiated prices. The Selling Securityholders may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders. The Selling Securityholders and any broker-dealers that participate in the distribution of the Securities may, under certain circumstances, be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such broker-dealers and any profits realized on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Company and the Selling Securityholders may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act. In addition, the Company has agreed to indemnify the Selling Securityholders, with respect to the Securities offered hereby, against certain liabilities, including certain liabilities under the Securities Act.

     To the extent required under the Securities Act, a supplemental prospectus will be filed, disclosing (a) the name of any such broker-dealers, (b) the number of Securities involved, (c) the price at which such Securities are to be sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, (e) that such broker-dealers did not conduct any investigation to verify the information set out in this Prospectus, as supplemented, and (f) other facts material to the transaction.

     Each Selling Securityholder may be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of any of the Company's securities by the Selling Securityholders.

     There is no assurance that any of the Selling Securityholders will sell any of the Securities.

     The Company has agreed to pay all costs and expenses incurred in connection with the registration of the Securities offered hereby, except that the Selling Securityholders shall be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of such Securities and the fees of the Selling Securityholders' counsel.

     The Company has agreed to keep the Registration Statement relating to the offering and sale, by the Selling Securityholders, of the Securities, continuously effective until the earlier of sale of all the securities or 12 months.

                    DESCRIPTION OF THE COMPANY'S SECURITIES


     The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.


Common Stock

     The Company's authorized Common Stock consists of 25,000,000 shares of Common Stock. As of March 23, 1998, there were issued and outstanding 5,553,169 shares of Common Stock of the Company. Additionally, stock options to purchase up to 168,500 shares of Common Stock have been granted. In addition, the Company has issued preferred stock convertible into shares of Common Stock and Redeemable Warrants that may be exercised to purchase shares of Common Stock as detailed below. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to outstanding shares of Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Company's Board of Directors out of funds legally available therefor. Holders of Common Stock have no preemptive, subscription or redemption rights, and there are no conversion or similar rights with respect to such shares. The outstanding shares of Common Stock are fully paid and nonassessable.


Preferred Stock

     The Company is authorized to issue up to 5,000,000 shares of undesignated Preferred Stock. The Board of Directors has the authority to issue the undesignated Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued shares of undesignated Preferred Stock, as well as to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the shareholders. As of March 25, 1998, there were issued and outstanding 625,000 shares of Series A 4% Cumulative Preferred Stock (the "Series A Preferred Stock"). The holders of Series A Preferred Stock have no voting power whatsoever, except as otherwise provided by the General Corporation Law of the State of Delaware. Pursuant to the terms of the Company's April 28, 1997 Certificate of Designation of Preferred Stock, each share of Series A Preferred Stock is convertible at any time, at the option of the holder thereof, into one share of Common Stock. The Series A Preferred Stock pays a dividend equal to 4% per annum. The dividend shall be payable by the issuance of additional shares of Common Stock. The number of shares to be issued as a dividend shall be determined based on the average closing bid price for a share of Common Stock as quoted on the OTC Electronic Bulletin Board for the twenty trading days preceding the applicable record date for the declaration of the dividend. Additionally, as of March 25, 1998 options have been granted to purchase 62,500 shares of Series A Preferred Stock. The option has a term of five years commencing on April 29, 1998.

     As of March 23, 1998 there were issued and outstanding 20,000 shares of Series B 8% Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"). The holders of Series B Preferred Stock have no voting power whatsoever, except as otherwise provided by the General Corporation Law of the State of Delaware. Each share of Series B Preferred Stock is convertible at any time, at the option of the holder thereof, into shares of Common Stock. Each share of Series B Preferred Stock shall convert into that number of shares of Common Stock which is equal to $100 divided by 80% of the average closing bid price for the Common Stock as quoted on the OTC Electronic Bulletin Board for the five trading days preceding the applicable conversion date (the "Series B Conversion Price"); provided, however, that in no event shall the Series B Conversion Price exceed $6.00 per share of Common Stock. All shares of Series B Preferred Stock outstanding and not converted prior to the date which is three
(3) years from the date of their issuance shall automatically convert on such date into shares of Common Stock. The Series B Preferred Stock pays a dividend of 8% per annum, and is payable, at the Company's sole option, in cash or by the issuance of shares of Common Stock. The number of shares of Common Stock to be issued as a dividend, if applicable, shall be determined based on the average closing bid price for a share of Common Stock as quoted on the OTC Electronic Bulletin Board for the five trading days preceding the last day of the calendar quarter for the applicable dividend period.

     The Board of Directors, without shareholder approval, may issue additional Preferred Stock with voting and conversion rights which could materially adversely affect the voting power of the holders of Common Stock.

The issuance of additional Preferred Stock could also decrease the amount of earnings and assets available for distribution to holders of Common Stock. In addition, the issuance of additional Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company. See "Risk Factors -- Possible Adverse Effects of Authorized Preferred Stock."


Redeemable Warrants

     Each Redeemable Warrant entitles the registered holder thereof to purchase one share of Common Stock at a price of $6.00 per share, subject to adjustment, commencing immediately. As of March 23, 1998, 4,107,500 Redeemable Warrants were issued and outstanding. The Redeemable Warrants expire on December 5, 2001. The Redeemable Warrants are subject to redemption, subject to the prior written consent of the underwriter of the Company's initial public offering, at a price of $.05 per Redeemable Warrant commencing immediately on 30 days' written notice provided the average closing bid price of the Common Stock as quoted on the OTC Electronic Bulletin Board (or the last sale price if listed on a national securities exchange), equals or exceeds 150% of the warrant exercise price per share for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. The holder of a Redeemable Warrant will lose his right to purchase if such right is not exercised prior to redemption by the Company on the date for redemption specified in the Company's notice of redemption or any later date specified in a subsequent notice. Notice of redemption by the Company shall be given by first class mail to the holders of the Redeemable Warrants at their addresses set forth in the Company's records.

     The exercise price of the Redeemable Warrants and the number and kind of shares of Common Stock or other securities and property to be obtained upon exercise of the Redeemable Warrants are subject to adjustment in certain circumstances including a stock split of, or stock dividend on, or a subdivision, combination or recapitalization of, the Common Stock. Additionally, an adjustment would be made upon the sale of all or substantially all of the assets of the Company so as to enable Redeemable Warrant holders to purchase the kind and number of shares of stock or other securities or property (including cash) receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon exercise of such Redeemable Warrant. No adjustment for previously paid cash dividends, if any, will be made upon exercise of the Redeemable Warrants.

     The Redeemable Warrants do not confer upon the holder any voting or any other rights of a stockholder of the Company. Upon notice to the Redeemable Warrant holders, the Company has the right to reduce the exercise price or extend the expiration date of the Redeemable Warrants.


Transfer Agent, Warrant Agent and Registrar

     The Company's Transfer Agent, Warrant Agent and Registrar is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.


                        SHARES ELIGIBLE FOR FUTURE SALE

     As of March 23, 1998, the Company has 5,553,169 shares of Common Stock and 4,107,500 Redeemable Warrants outstanding. Of these securities, 2,578,800 shares of Common Stock and 2,904,300 Redeemable Warrants are currently freely tradeable in the public market. 5,695,670 shares of Common Stock and 768,200 Redeemable Warrants included in this offering will be freely tradeable without restriction or further registration under the Securities Act unless held by "affiliates" of the Company as that term is defined in Rule 144 under the Securities Act. In addition, 1,000,000 Redeemable Warrants and 1,000,000 shares of Common Stock underlying such warrants, were registered in the Company's December 5, 1996 initial public offering but cannot be sold without the consent of the underwriter thereof as described below. The remaining 2,256,771 shares may be deemed "restricted securities," and may not be sold except in compliance with Rule 144 under the Securities Act. Rule 144, in essence, provides that a person holding restricted securities for a period of one year may publicly sell in brokerage transactions at an amount equal to one percent of the Company's outstanding Common Stock every three months or, if greater, a percentage of the shares publicly traded during a designated period. Of such 2,256,771 shares, 1,225,929 are currently eligible for sale under Rule 144. Of the remaining 1,030,842 shares of Common Stock, 26,000 shares were issued in settlement of certain litigation and 396,847 were issued in exchange for the cancellation of certain indebtedness. Such shares will not be eligible for sale under Rule 144 until, at the earliest, one year from the date of issuance thereof. The remaining 607,995 shares were purchased by employees in exchange for notes. Accordingly, at this time it is not possible to state when such shares will be eligible for sale under Rule 144 other than the earliest they might be eligible for sale under Rule 144 is March, 1999, if the notes were to be satisfied in March, 1998.

     Each of the Company's officers, directors, stockholders and holders of warrants at the time of the Company's initial public offering (December 5, 1996) agreed that for a period of 18 months from December 5, 1996, they will not sell any of the Company's securities without the consent of the underwriter of the initial public offering.

     The foregoing is a summary of all material terms of the agreements described above and does not purport to be complete. Reference is made to a copy of each such agreement which are filed as exhibits to the Registration Statement. See "Additional Information."


                                 LEGAL MATTERS

     The validity of the Securities offered hereby will be passed upon for the Company by Camhy Karlinsky & Stein LLP, New York, New York. One partner in the firm has options to purchase 8,000 shares of Common Stock and one partner may be deemed to have beneficial ownership (although such beneficial ownership is disclaimed) of options to purchase 32,000 shares of Common Stock.


                                    EXPERTS

     The financial statements as of December 31, 1997, included in this Prospectus and in the Registration Statement, have been included herein in reliance upon the report of Rachlin Cohen & Holtz, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                             INNOPET BRANDS CORP.
                       (A Development Stage Enterprise)
                             FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

                             INNOPET BRANDS CORP.
                       (A Development Stage Enterprise)


                         INDEX TO FINANCIAL STATEMENTS



                                                                    PAGE
                                                                ------------
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ..........        F-2

FINANCIAL STATEMENTS

   Balance Sheets ...........................................    F-3 to F-4

   Statements of Operations .................................        F-5

   Statements of Stockholders' Equity (Deficiency) ..........        F-6

   Statements of Cash Flows .................................        F-8

   Notes to Financial Statements ............................    F-9 to F-25

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
InnoPet Brands Corp.


We have audited the accompanying balance sheet of InnoPet Brands Corp. as of December 31, 1997, and the related statements of operations, stockholders' equity (deficiency), and cash flows for each of the two years in the period ended December 31, 1997 and cumulative from inception. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InnoPet Brands Corp. as of December 31, 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 and cumulative from inception in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 2 to the financial statements, the Company is in the development stage and has, among other things, incurred net losses in 1997 and 1996 and reflects a deficit accumulated during the development stage as of December 31, 1997. These conditions raise substantial doubt as to the ability of the Company to continue as a going concern. Management's plans with regard to this matter are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        RACHLIN COHEN & HOLTZ


Fort Lauderdale, Florida
March 23, 1998

                             INNOPET BRANDS CORP.
                       (A Development Stage Enterprise)
                                BALANCE SHEETS

                               DECEMBER 31, 1997

                                                                              Historical        Pro Forma
                                                                            --------------   --------------
                                                                                               (Unaudited)
                                    ASSETS
Current Assets:
   Cash and cash equivalents ............................................    $   378,528      $   578,528
   Funds held in escrow .................................................             --          800,000
   Accounts receivable ..................................................      1,160,610        1,160,610
   Inventories ..........................................................      1,921,199        1,921,199
   Prepaid expenses and other current assets ............................        843,444          843,444
                                                                             -----------      -----------
      Total current assets ..............................................      4,303,781        5,303,781
                                                                             -----------      -----------
Property and Equipment ..................................................        426,611          426,611
                                                                             -----------      -----------
Intangible Assets:
   Deferred slotting fees, net of accumulated amortization of $2,338,936         110,933          110,933
   Product formulae acquisition costs, net of accumulated amortization of
    $54,116..............................................................        223,871          223,871
   Non-compete agreement, net of accumulated amortization of $195,363 .          110,423          110,423
                                                                             -----------      -----------
                                                                                 445,227          445,227
                                                                             -----------      -----------
Other Assets ............................................................         10,000           10,000
                                                                             -----------      -----------
      Total assets ......................................................    $ 5,185,619      $ 6,185,619
                                                                             ===========      ===========


                       See notes to financial statements.

                             INNOPET BRANDS CORP.
                       (A Development Stage Enterprise)
                                BALANCE SHEETS

                               DECEMBER 31, 1997

                                                                                 Historical          Pro Forma
                                                                              ----------------   ----------------
                                                                                                    (Unaudited)
              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current Liabilities:
   Notes payable ..........................................................    $   1,716,397      $     216,397
   Accounts payable:
      Slotting fees .......................................................          536,675            536,675
      Trade ...............................................................        2,729,400          2,729,400
   Accrued expenses and other current liabilities .........................          568,861            463,861
   Current maturities of obligations under capital leases .................           14,600             14,600
                                                                               -------------      -------------
      Total current liabilities ...........................................        5,565,933          3,960,933
                                                                               -------------      -------------
Long-Term Liabilities:
   Capital lease obligations, net of current maturities ...................           16,500             16,500
   Note payable to InnoPet, Inc. ..........................................          159,000            159,000
                                                                               -------------      -------------
                                                                                     175,500            175,500
                                                                               -------------      -------------
Commitments, Contingencies and Subsequent Events ..........................               --                 --
Stockholders' Equity (Deficiency):
   Series A 4% convertible preferred stock, $.01 par value; issued and out-
    standing 625,000 shares at liquidation value ..........................        2,500,000          2,500,000
   Series B 8% convertible preferred stock, $100 par value; issued and outstanding 10,000 shares (historical) and 20,000 shares (pro forma)
    at liquidation value ..................................................        1,000,000          2,000,000
   Common stock, $.01 par value; authorized 25,000,000 shares; issued
    4,928,725 (historical) and 5,528,725 (pro forma) ......................           49,287             55,287
   Additional paid-in capital .............................................       14,702,788         16,301,788
   Deficit accumulated during the development stage .......................      (16,530,047)       (16,530,047)
   Notes and interest receivable on sale of common stock ..................       (2,274,606)        (2,274,606)
   Treasury stock, 957 shares of common stock, at cost and 600,000
    collateral shares .....................................................           (3,236)            (3,236)
                                                                               -------------      -------------
                                                                                    (555,814)         2,049,186
                                                                               -------------      -------------
                                                                               $   5,185,619      $   6,185,619
                                                                               =============      =============


                       See notes to financial statements.

                             INNOPET BRANDS CORP.
                       (A Development Stage Enterprise)

                           STATEMENTS OF OPERATIONS

                                                                                       Inception
                                                                      Year            (January 11,
                                                                     Ended              1996) to          Cumulative
                                                                  December 31,        December 31,           from
                                                                      1997                1996             Inception
                                                               -----------------   -----------------   ----------------
Net Sales ..................................................     $   3,066,489       $   1,859,936      $   4,926,425
Cost of Sales ..............................................         2,183,275           1,498,486          3,681,761
                                                                 -------------       -------------      -------------
Gross Profit ...............................................           883,214             361,450          1,244,664
                                                                 -------------       -------------      -------------
Other Operating Expenses:
   Marketing and distribution ..............................         6,077,555           3,140,114          9,217,669
   Product development .....................................           434,334             584,976          1,019,310
   General and administrative ..............................         3,751,917           1,782,796          5,534,713
                                                                 -------------       -------------      -------------
                                                                    10,263,806           5,507,886         15,771,692
                                                                 -------------       -------------      -------------
Loss Before Other Expenses .................................        (9,380,592)         (5,146,436)       (14,527,028)
                                                                 -------------       -------------      -------------
Other Income (Expenses):
   Interest income .........................................            64,540              21,570             86,110
   Interest expense, including amortization of discount of
    $470,372 in 1997 and $250,000 in 1996 ..................          (660,429)           (408,901)        (1,069,330)
   Financing costs, including amortization of $424,329
    in 1996 ................................................           (29,500)           (773,772)          (803,272)
   Costs in connection with unsuccessful financing .........                --            (161,289)          (161,289)
   Other expenses ..........................................            (5,762)            (49,476)           (55,238)
                                                                 -------------       -------------      -------------
                                                                      (631,151)         (1,371,868)        (2,003,019)
                                                                 -------------       -------------      -------------
Net Loss ...................................................     $ (10,011,743)      $  (6,518,304)     $ (16,530,047)
                                                                 =============       =============      =============
Net Loss per Common Share ..................................     $       (2.24)      $       (3.11)
                                                                 =============       =============

                       See notes to financial statements.

                STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                                   Class A Preferred Stock   Class B Preferred Stock        Common Stock
                                  -------------------------  -----------------------  ------------------------
                                    Shares        Amount      Shares       Amount        Shares       Amount
                                  ----------  -------------  --------  -------------  -----------  -----------
Inception (January 11, 1996)
 to December 31, 1996:
Capital contribution
 represented by costs and
 expenses paid on behalf of
 the Company by Innopet,
 Inc. ($1.88 per share) ........        --     $        --        --    $        --    1,182,432    $ 11,824
Sale of common stock
 ($3.20 per share):
 InnoPet, Inc. .................        --              --        --             --       43,497         435
 Officers and employees, in
  exchange for notes
  receivable ...................        --              --        --             --      652,449       6,524
 Interest accrued on notes
  receivable on sale of
  common stock .................        --              --        --             --           --          --
 Estimated fair value of
  warrants issued in con-
  nection with private
  placement financing ..........        --              --        --             --           --          --
 Sale of units (common
  stock and warrants) in
  Initial Public Offering
  ($4.00 per unit), net of
  related costs ................        --              --        --             --    2,587,500      25,875
 Sale of warrants to under-
  writer .......................        --              --        --             --           --          --
 Net loss ......................        --              --        --             --           --          --
                                        --     -----------        --    -----------    ---------    --------
Balance, December 31, 1996              --              --        --             --    4,465,878      44,658
Year Ended December 31,
 1997:
 Sale of Series A preferred
  stock $4.00 per share,
  net of related costs .........   625,000       2,500,000        --             --           --          --
 Preferred stock warrants ......        --              --        --             --           --          --
 Sale of Series B preferred
  stock, $100 per share,
  net of related costs .........        --              --    10,000      1,000,000           --          --
 Estimated fair value of
  common stock warrants
  issued in connection
  with preferred stock and
  notes payable ................        --              --        --             --           --          --

                                                                      Notes and
                                                      Deficit          Interest
                                                    Accumulated       Receivable
                                    Additional       During the       on Sale of      Treasury Stock
                                      Paid-In       Development         Common      ------------------
                                      Capital          Stage            Stock        Shares    Amount        Total
                                  --------------  ---------------  ---------------  --------  --------  --------------
Inception (January 11, 1996)
 to December 31, 1996:
Capital contribution
 represented by costs and
 expenses paid on behalf of
 the Company by Innopet,
 Inc. ($1.88 per share) ........   $ 2,209,524     $          --    $          --       --     $  --     $  2,221,348
Sale of common stock
 ($3.20 per share):
 InnoPet, Inc. .................       138,755                --               --       --        --          139,190
 Officers and employees, in
  exchange for notes
  receivable ...................     2,081,315                --       (2,087,839)      --        --               --
 Interest accrued on notes
  receivable on sale of
  common stock .................        70,350                --          (70,350)      --        --               --
 Estimated fair value of
  warrants issued in con-
  nection with private
  placement financing ..........       250,020                --               --       --        --          250,020
 Sale of units (common
  stock and warrants) in
  Initial Public Offering
  ($4.00 per unit), net of
  related costs ................     8,414,872                --               --       --        --        8,440,747
 Sale of warrants to under-
  writer .......................            23                --               --       --        --               23
 Net loss ......................            --        (6,518,304)              --       --        --       (6,518,304)
                                   -----------     -------------    -------------     ----     -----     ------------
Balance, December 31, 1996          13,164,859        (6,518,304)      (2,158,189)      --        --        4,533,024
Year Ended December 31,
 1997:
 Sale of Series A preferred
  stock $4.00 per share,
  net of related costs .........      (513,200)               --               --       --        --        1,986,800
 Preferred stock warrants ......           100                --               --       --        --              100
 Sale of Series B preferred
  stock, $100 per share,
  net of related costs .........      (188,489)               --               --       --        --          811,511
 Estimated fair value of
  common stock warrants
  issued in connection
  with preferred stock and
  notes payable ................       676,964                --               --       --        --          676,964

                                                               Class B Preferred
                                   Class A Preferred Stock           Stock                 Common Stock
                                   ------------------------  ----------------------  ------------------------
                                     Shares       Amount      Shares      Amount        Shares       Amount
                                   ----------  ------------  --------  ------------  ------------  ----------
 Common stock issued to
 InnoPet, Inc. in satisfac-
 tion of debt ($3.32 per
 share) .........................        --             --        --            --      396,847       3,969
 Common stock issued for
  services in connection
  with issuance of com-
  mon shares, ($4.00 per
  share) ........................        --             --        --            --       40,000         400
 Common stock issued in
  settlement of dispute
  ($5.00 per share) .............        --             --        --            --       26,000         260
 Acquisition of treasury
  stock ($3.45 per share) .......        --             --        --            --           --          --
 Collateral shares held in
  treasury ......................        --             --        --            --           --          --
 Interest accrued on notes
  receivable on sale of
  common stock ..................        --             --        --            --           --          --
 Net loss .......................        --             --        --            --           --          --
                                         --             --        --            --      -------       -----
 Balance, December 31,
  1997 (Historical) .............   625,000      2,500,000    10,000     1,000,000    4,928,725      49,287
Pro Forma Adjustments
 (Unaudited)
 Sale of Series B preferred
  stock ($100 per share),
  net of related costs ..........        --             --    10,000     1,000,000           --          --
 Conversion of debt into
  common stock ($2.50
  per share) ....................        --             --        --            --      600,000       6,000
                                    -------      ---------    ------     ---------    ---------      ------
 Balance, December 31,
  1997 (Pro Forma)
  (Unaudited) ...................   625,000     $2,500,000    20,000    $2,000,000    5,528,725     $55,287
                                    =======     ==========    ======    ==========    =========     =======

                                                                        Notes and
                                                        Deficit          Interest
                                                      Accumulated       Receivable
                                     Additional       During the        on Sale of          Treasury Stock
                                       Paid-In        Development         Common      --------------------------
                                       Capital           Stage            Stock           Shares        Amount
                                   --------------  ----------------  ---------------  -------------  -----------
 Common stock issued to
 InnoPet, Inc. in satisfac-
 tion of debt ($3.32 per
 share) .........................     1,313,561                --               --             --           --
 Common stock issued for
  services in connection
  with issuance of com-
  mon shares, ($4.00 per
  share) ........................          (400)               --               --             --           --
 Common stock issued in
  settlement of dispute
  ($5.00 per share) .............       129,740                --               --             --           --
 Acquisition of treasury
  stock ($3.45 per share) .......            --                --            3,236            957       (3,236)
 Collateral shares held in
  treasury ......................            --                --               --        600,000           --
 Interest accrued on notes
  receivable on sale of
  common stock ..................       119,653                --         (119,653)            --           --
 Net loss .......................            --       (10,011,743)              --             --           --
                                      ---------       -----------         --------        -------       ------
 Balance, December 31,
  1997 (Historical) .............    14,702,788       (16,530,047)      (2,274,606)       600,957       (3,236)
Pro Forma Adjustments
 (Unaudited)
 Sale of Series B preferred
  stock ($100 per share),
  net of related costs ..........            --                --               --             --           --
 Conversion of debt into
  common stock ($2.50
  per share) ....................     1,599,000                --               --       (600,000)          --
                                     ----------       -----------       ----------       --------       ------
 Balance, December 31,
  1997 (Pro Forma)
  (Unaudited) ...................   $16,301,788     $ (16,530,047)    $ (2,274,606)           957     $ (3,236)
                                    ===========     =============     ============       ========     ========
                                         Total
                                   ----------------
 Common stock issued to
 InnoPet, Inc. in satisfac-
 tion of debt ($3.32 per
 share) .........................        1,317,530
 Common stock issued for
  services in connection
  with issuance of com-
  mon shares, ($4.00 per
  share) ........................               --
 Common stock issued in
  settlement of dispute
  ($5.00 per share) .............          130,000
 Acquisition of treasury
  stock ($3.45 per share) .......               --
 Collateral shares held in
  treasury ......................               --
 Interest accrued on notes
  receivable on sale of
  common stock ..................               --
 Net loss .......................      (10,011,743)
                                       -----------
 Balance, December 31,
  1997 (Historical) .............         (555,814)
Pro Forma Adjustments
 (Unaudited)
 Sale of Series B preferred
  stock ($100 per share),
  net of related costs ..........        1,000,000
 Conversion of debt into
  common stock ($2.50
  per share) ....................        1,605,000
                                       -----------
 Balance, December 31,
  1997 (Pro Forma)
  (Unaudited) ...................   $    2,049,186
                                    ==============

                       See notes to financial statements.

                            INNOPET BRANDS CORP.
                       (A Development Stage Enterprise)

                           STATEMENTS OF CASH FLOWS

                                                                                         Year
                                                                                        Ended
                                                                                     December 31,
                                                                                         1997
                                                                                  -----------------
Cash Flows from Operating Activities:
 Net loss ......................................................................    $ (10,011,743)
 Adjustments to reconcile net loss to net cash used in operating activities:
  Costs and expenses paid on behalf of Company by InnoPet, Inc. ................               --
   Depreciation ................................................................          114,933
   Amortization:
     Slotting fees .............................................................        1,244,091
     Financing costs ...........................................................               --
     Original issue discount ...................................................          472,372
     Other .....................................................................          129,470
   Provision for doubtful accounts .............................................          574,181
   Interest paid from proceeds of public offering ..............................               --
   Offsets against accounts receivable for slotting fees .......................         (395,402)
   Loss on disposal of equipment ...............................................              341
   Non-cash expense related to issuance of shares in settlement of dispute .....           39,000
  Changes in operating assets and liabilities:
   (Increase) decrease in:
     Accounts receivable .......................................................       (1,120,377)
     Inventories ...............................................................         (863,091)
     Prepaid expenses and other current assets .................................       (1,255,148)
     Deposits and other assets .................................................          143,728
   Increase (decrease) in:
     Accounts payable, trade ...................................................        2,245,965
     Accounts payable, slotting fees ...........................................           (2,420)
     Accounts payable, InnoPet Inc. ............................................         (158,373)
     Accrued expenses and other current liabilities ............................          162,096
                                                                                    -------------
      Net cash used in operating activities ....................................       (8,680,377)
                                                                                    -------------
Cash Flows from Investing Activities:
 Acquisition of property and equipment .........................................         (379,907)
                                                                                    -------------
Cash Flows from Financing Activities:
 Payments on capital lease obligation ..........................................          (24,900)
 Proceeds from initial public offering .........................................               --
 Proceeds from issuance of preferred stock .....................................        2,986,900
 Proceeds of long-term financing from InnoPet Inc., net ........................               --
 Proceeds from private placement financing .....................................               --
 Proceeds from notes payable ...................................................        1,862,500
 Offering costs ................................................................               --
 Deferred financing costs ......................................................               --
                                                                                    -------------
      Net cash provided by financing activities ................................        4,824,500
                                                                                    -------------
Net Increase (Decrease) in Cash and Cash Equivalents ...........................       (4,235,784)
Cash and Cash Equivalents, Beginning ...........................................        4,614,312
                                                                                    -------------
Cash and Cash Equivalents, Ending ..............................................    $     378,528
                                                                                    =============
Supplemental Disclosures of Cash Flow Information:
 Non-cash investing and financing activities:
  Common stock issued to InnoPet, Inc. in satisfaction of debt .................    $   1,317,530
                                                                                    =============
  Common stock issued on behalf of InnoPet, Inc. as settlement of dispute ......    $      91,000
                                                                                    =============
  Capital lease obligation incurred for acquisition of equipment ...............    $      44,000
                                                                                    =============
  Expenditures for various assets paid on behalf of Company by InnoPet Inc.:
   Product formulae, non-compete agreement and inventory .......................
   Deferred financing costs ....................................................
   Deferred slotting fees ......................................................
   Property and equipment and other assets .....................................
  Deferred financing costs paid from proceeds of
   private placement financing .................................................
  Offering costs paid from proceeds of Initial Public Offering .................
  Notes payable paid from the proceeds of Initial Public Offering ..............

                                                                                      Inception
                                                                                     (January 11,
                                                                                       1996) to          Cumulative
                                                                                     December 31,           from
                                                                                         1996            Inception
                                                                                  -----------------  -----------------
Cash Flows from Operating Activities:
 Net loss ......................................................................    $  (6,518,304)     $ (16,530,047)
 Adjustments to reconcile net loss to net cash used in operating activities:
  Costs and expenses paid on behalf of Company by InnoPet, Inc. ................        1,580,327          1,580,327
   Depreciation ................................................................           27,354            142,287
   Amortization:
     Slotting fees .............................................................        1,094,845          2,338,936
     Financing costs ...........................................................          872,759            872,759
     Original issue discount ...................................................               --            472,372
     Other .....................................................................          120,009            249,479
   Provision for doubtful accounts .............................................               --            574,181
   Interest paid from proceeds of public offering ..............................           61,944             61,944
   Offsets against accounts receivable for slotting fees .......................         (881,117)          (881,117)
   Loss on disposal of equipment ...............................................               --                341
   Non-cash expense related to issuance of shares in settlement of dispute .....                              39,000
  Changes in operating assets and liabilities:
   (Increase) decrease in:
     Accounts receivable .......................................................         (219,011)        (1,734,790)
     Inventories ...............................................................         (554,077)        (1,417,168)
     Prepaid expenses and other current assets .................................         (951,010)        (2,206,158)
     Deposits and other assets .................................................         (143,728)                --
   Increase (decrease) in:
     Accounts payable, trade ...................................................          483,435          2,729,400
     Accounts payable, slotting fees ...........................................          539,095            536,675
     Accounts payable, InnoPet Inc. ............................................          724,394            566,021
     Accrued expenses and other current liabilities ............................          276,765            438,861
                                                                                    -------------      -------------
      Net cash used in operating activities ....................................       (3,486,320)       (12,166,697)
                                                                                    -------------      -------------
Cash Flows from Investing Activities:
 Acquisition of property and equipment .........................................          (84,540)          (464,447)
                                                                                    -------------      -------------
Cash Flows from Financing Activities:
 Payments on capital lease obligation ..........................................               --            (24,900)
 Proceeds from initial public offering .........................................        6,851,487          6,851,487
 Proceeds from issuance of preferred stock .....................................               --          2,986,900
 Proceeds of long-term financing from InnoPet Inc., net ........................          202,014            202,014
 Proceeds from private placement financing .....................................        1,672,236          1,672,236
 Proceeds from notes payable ...................................................               --          1,862,500
 Offering costs ................................................................         (472,641)          (472,641)
 Deferred financing costs ......................................................          (67,924)           (67,924)
                                                                                    -------------      -------------
      Net cash provided by financing activities ................................        8,185,172         13,009,672
                                                                                    -------------      -------------
Net Increase (Decrease) in Cash and Cash Equivalents ...........................        4,614,312            378,528
Cash and Cash Equivalents, Beginning ...........................................               --                 --
                                                                                    -------------      -------------
Cash and Cash Equivalents, Ending ..............................................    $   4,614,312      $     378,528
                                                                                    =============      =============
Supplemental Disclosures of Cash Flow Information:
 Non-cash investing and financing activities:
  Common stock issued to InnoPet, Inc. in satisfaction of debt .................
  Common stock issued on behalf of InnoPet, Inc. as settlement of dispute ......
  Capital lease obligation incurred for acquisition of equipment ...............
  Expenditures for various assets paid on behalf of Company by InnoPet Inc.:
   Product formulae, non-compete agreement and inventory .......................    $   1,072,772
                                                                                    =============
   Deferred financing costs ....................................................    $     227,071
                                                                                    =============
   Deferred slotting fees ......................................................    $     291,957
                                                                                    =============
   Property and equipment and other assets .....................................    $     195,732
                                                                                    =============
  Deferred financing costs paid from proceeds of
   private placement financing .................................................    $     327,764
                                                                                    =============
  Offering costs paid from proceeds of Initial Public Offering .................    $   1,436,611
                                                                                    =============
  Notes payable paid from the proceeds of Initial Public Offering ..............    $   2,000,000
                                                                                    =============

                       See notes to financial statements.

                             INNOPET BRANDS CORP.
                       (A Development Stage Enterprise)


                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1997 and 1996


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Organization and Capitalization

     InnoPet Brands Corp. (the "Company") was incorporated as InnoPet Products Corp. under the laws of the state of Delaware on January 11, 1996.

     On May 15, 1996, the Company amended its Certificate of Incorporation to change its name to InnoPet Brands Corp., and to increase the Company's authorized common stock to consist of 25,000,000 shares of common stock, with a par value of $.01 per share, and 5,000,000 shares of undesignated preferred stock. The Board of Directors has the authority to issue the undesignated preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of designated preferred stock.

     After having amended the Certificate of Incorporation, the Company issued shares of common stock to InnoPet Inc. in consideration for the capital contributions made by InnoPet Inc. (see Note 8), resulting in a total of 1,182,432 shares of common stock being issued and outstanding.

     On June 1, 1996, the Company sold 652,449 shares of common stock to officers and employees and 43,497 shares of common stock to InnoPet Inc. (see
Note 8). On December 10, 1996, the Company completed the Initial Public Offering of its securities. The offering resulted in the issuance of 2,250,000 units, each unit consisting of one share of common stock and one redeemable warrant. Shortly thereafter, an additional 337,500 units were sold upon the exercise of an over-allotment option by the underwriter resulting in an aggregate of 2,587,500 units sold at a price of $4.00 per unit. Subsequent to the initial public offering, the Company ceased being a subsidiary of InnoPet Inc.

     During 1997, the Board of Directors authorized the issuance of two series of preferred stock, Series A and Series B. Series A is a 4% cumulative convertible preferred stock with a $.01 per share par value and a $4.00 liquidation value. Each share is convertible into one share of the Company's common stock. The Series B is an 8% cumulative convertible preferred stock with a $100 per share par value and a $100 per share liquidation value. Each share is convertible into common shares at 80% of the average closing bid price for five trading days prior to conversion, or a maximum of $6.00.


Business

     The Company produces, markets and sells premium dog food through supermarkets and grocery stores under the name InnoPet Veterinarian Formula Dog Food.


Use of Estimates

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the periods. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relate to the determination of the estimated allowance for doubtful accounts receivable, the estimated net realizable value of certain elements of inventories, the estimated amortization period of certain intangible assets and the estimated liability for coupon redemptions. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.


Period of Operations

     As described above, the Company was incorporated on January 11, 1996. However, for financial reporting purposes, the accompanying financial statements include all of the costs and expenses paid or incurred by InnoPet Inc. on behalf of the Company, which have been recorded as capital contributions by InnoPet Inc. (see
Note 8).

                             INNOPET BRANDS CORP.
                       (A Development Stage Enterprise)

                 NOTES TO FINANCIAL STATEMENTS  -- (Continued)


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (Continued)

Revenue Recognition

     The Company recognizes revenue from product sales when products are shipped to customers. The Company does not grant return privileges to customers, but does recognize credits for damaged goods when such claims are appropriately filed by customers.


Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, money market funds at broker/dealers and accounts receivable.


     Cash and Money Market Funds

     At various times during the year, the Company had deposits in financial institutions in excess of federally insured limits. At December 31, 1997, the Company had deposits in excess of federally insured limits of approximately $445,000. The Company maintains its cash, which consists primarily of demand deposits, with high quality financial institutions, which the Company believes limits these risks.


     Accounts Receivable

     The Company sells products to grocery chain stores and supermarkets and extends credit based on an evaluation of the customer's financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. Such allowances represent the amounts which, in management's judgment, are considered adequate to absorb charge-offs of accounts which may become uncollectible. The adequacy of the allowances is determined by management's continuing evaluation of the components of accounts receivable in light of expected loss experience, present economic conditions, and other factors considered relevant by management.


Cash Equivalents

     For the purpose of the statement of cash flows, the Company classifies all highly liquid investments with original maturities of three months or less as cash equivalents. Such investments are comprised of money market funds maintained with a financial institution.


Inventories

     Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method, and market by estimated net realizable value.


Property and Equipment

     Property and equipment are stated at cost. Equipment under capital leases are stated at the present value of minimum lease payments or at cost, whichever is less. Expenditures for major betterments and additions are charged to the asset accounts, while replacements, maintenance and repairs which do not extend the lives of the respective assets are charged to expense currently.

                              INNOPET BRANDS CORP.
                        (A Development Stage Enterprise)

                  NOTES TO FINANCIAL STATEMENTS -- (Continued)


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (Continued)


Property and Equipment

     Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. Equipment under capital leases and leasehold improvements are amortized on the straight-line method over the shorter of the lease term or estimated useful life of the asset. The estimated useful lives of the furniture, fixtures and equipment range generally from 1 to 10 years.


Product Formulae Acquisition Costs

     Product formulae acquisition costs represent the cost of acquiring the formulae to the pet food products that the Company produces and sells (see Note
6), together with the incremental costs incurred (primarily professional fees) that were directly related to the acquisition of the formulae. These costs are being amortized over an estimated useful life of 10 years. Amortization expense totaled $27,542 for 1997 and $26,574 for 1996.

     The Company evaluates the recoverability of the product formulae acquisition costs on a regular periodic basis, based upon the projected future amount of profits reasonably expected to be generated from sales of such products. Any diminution in value of such costs will be charged to expense when determined.


Deferred Slotting Fees

     Slotting fees are fees charged manufacturers by retailers in order to facilitate the introduction of new products. The fees represent charges for warehouse space (slots) to be used to store a manufacturer's products, charges for retail shelf space and related shelf sets to make room for the products and reimbursement of retailer expenses (entering new items into their computer systems and in some cases marketing support provided by the retailer). The practice by retailers of charging slotting fees is a standard industry practice.

     Many retailers, rather than remitting payment for amounts due for the purchase of product to the Company and receiving payment of slotting fees from the Company, choose to offset slotting fees against amounts due for product and pay only the balance. During the periods ended December 31, 1997 and 1996, $395,400 and $881,000, respectively, of accounts receivable were settled by offsetting slotting fees due to the retailer.

     It is the expectation of the Company that all slots acquired will be available for the Company's products indefinitely. At a minimum, however, retailers allow new products six to twelve months to demonstrate that they can contribute to profitability. Retailers will continue to carry products which are profitable; products which do not provide an adequate return may be discontinued. The Company has created a formal policy with regard to slotting, whereby the Company requires that retailers confirm that the product will be carried for a minimum of six months. In September 1997, the Company began to require that the retailers comply with the specifications of the slotting agreement for at least twelve months in order to remain eligible for slotting allowances. Slots will be made available to the Company for a period of time ranging from six months to indefinitely. Slotting fees are recorded by the Company upon agreement by the retailer to carry the Company's product and execution of the slotting agreement.

     The benefits to be derived from slotting fees extend for a period of time estimated to range from six months to indefinitely. The period of benefit begins when the retailer receives its first delivery of product. Accordingly, the Company capitalizes these costs, and amortizes them over a period of six or twelve months, beginning when the retailer accepts delivery of the first shipment of product.


Estimated Liability for Coupon Redemptions

     The Company utilizes promotional coupons as a component of its marketing strategy. The financial statements include an accrual for the estimated liability for coupons which are circulated, but not redeemed as of the

                             INNOPET BRANDS CORP.
                       (A Development Stage Enterprise)

                 NOTES TO FINANCIAL STATEMENTS  -- (Continued)


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (Continued)


balance sheet date. This estimated liability is net of an estimate of the percentage of coupons which the Company believes will not be redeemed based upon industry practice and the Company's limited experience to date. As of December 31, 1997, the estimated liability for promotional coupon redemptions was approximately $27,000.


Offering Costs

     Costs incurred in connection with the initial public offering of securities and the subsequent private placements of convertible preferred stock, consisting of professional fees directly associated with the sale of those securities, have been charged to additional paid in capital in December 1997 and 1996, respectively.

     Certain other professional fees which were incurred in connection with other financings, but only indirectly associated with the initial public offering, aggregated $161,289, and have been charged to expense during the period from inception (January 11, 1996) to December 31, 1996.


Financing Costs

     Financing costs represent the costs incurred by InnoPet Inc. to raise certain debt financing, the proceeds of which were used for the developmental activities of the Company. Those costs incurred relating to debt obligations of InnoPet Inc. have been assigned to the Company and recorded as a capital contribution by InnoPet Inc. These costs were amortized over the term of the related debt (six to twelve months) and at December 31, 1996 were fully amortized.

     In addition, the Company has incurred costs in connection with the private placement financing which was consummated in August 1996. These costs were amortized over the outstanding four-month term of the private placement financing debt, as measured by the date of repayment of this debt from the proceeds of the initial public offering in December, 1996 (see Note 11).


Non-Compete Agreement


     The allocated costs attributable to the non-compete agreement, included as part of the Asset Purchase Agreement (see Note 6) have been deferred and are being amortized over the three-year term of the covenant.


Income Taxes

     The Company accounts for its income taxes using Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.


Advertising Costs

     Advertising costs, included in marketing and distribution costs, are charged to expense as incurred. Advertising costs incurred for 1997 amounted to approximately $140,000; advertising costs for 1996 were not material.

                             INNOPET BRANDS CORP.
                       (A Development Stage Enterprise)

                 NOTES TO FINANCIAL STATEMENTS  -- (Continued)


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (Continued)

Stock-Based Compensation

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation," which is effective for the accompanying financial statements of the Company. SFAS 123 requires extended disclosures of stock-based compensation arrangements with employees and encourages (but does not require) compensation cost to be measured based on the fair value of the equity instrument awarded. Companies are permitted, however, to apply Accounting Principles Board Opinion No. 25 (APB 25), which recognizes compensation cost based on the intrinsic value of the equity instrument awarded. The Company accounts for its stock-based compensation awards to employees under the provisions of APB 25, and will disclose the required pro forma effect on net income and earnings per share at such time as a material number of options are granted.


Net Loss Per Common Share

     Net loss per common share has been computed based on the weighted average number of shares of common stock outstanding during the period. In addition, all the common shares sold during the period prior to the initial public offering have been treated as outstanding during the entire period in contemplation of the initial public offering (see Note 11), pursuant to the Securities and Exchange Commission Staff Accounting Bulletins. Diluted earnings per share, assuming exercising of the options, warrants granted, convertible preferred stock, and convertible debt is not presented as the effect of conversion is antidilutive. The number of shares used in the computation was as follows:


  1997 ........................................  4,474,000 shares
  1996 ........................................  2,094,000 shares


NOTE 2. BASIS OF PRESENTATION

     As described above, the Company was incorporated on January 11, 1996, and, since that time, together with InnoPet Inc., has been primarily involved in organizational activities, developing a strategic plan for the marketing and distribution of its pet food products, and raising capital. Planned operations, as described above, have commenced, but revenue therefrom generated to date is not considered significant in relation to the Company's strategic plan. Accordingly, the Company is considered to be in the development stage, and the accompanying financial statements represent those of a development stage enterprise.

     The accompanying financial statements have been presented in accordance with generally accepted accounting principles, which assume the continuity of the Company as a going concern. However, as discussed above, the Company is in the development stage and, therefore has generated little revenue to date. As reflected in the accompanying financial statements, the Company has incurred net losses of approximately $10,012,000 in 1997 and $6,518,000 in 1996, and reflects a deficit accumulated during the development stage of approximately $16,530,000 as of December 31, 1997. Additionally, from time to time the Company has been unable to make principal and interest payments on debt instruments on a timely basis and, consequently, has been in default of those agreements (see Note 14). Further, on March 20, 1998 the Company was delisted by the NASDAQ Small Cap market for failing to meet the current net tangible asset requirement of NASDAQ, which is $2,000,000 (see Note 14). These conditions raise substantial doubt as to the ability of the Company to continue as a going concern.

                             INNOPET BRANDS CORP.
                       (A Development Stage Enterprise)

                 NOTES TO FINANCIAL STATEMENTS  -- (Continued)


NOTE 2. BASIS OF PRESENTATION  -- (Continued)

     Management's plans with regard to this matter encompass the following actions:


Business Plan


   The Company has adopted, and is in the process of implementing, a business plan intended to define the Company's strategy for growth. In June 1996, the Company commenced sales of its formula dog food to supermarkets in the Greater Metropolitan New York area. As of December 31, 1997, the Company has sold product in the following markets: the Greater Metropolitan New York area; Philadelphia and other areas of Pennsylvania; the Baltimore/Washington, DC area; Virginia; North Carolina; South Carolina; Georgia; Alabama; Tennessee; Texas; and Florida.

   As of August, 1997, the Company has increased its distribution in existing markets through initial deliveries to the Stop & Shop, Price Chopper, Winn Dixie/Atlanta Division, and BiLo chains. In 1998, the Company anticipates it will continue implementation of its national distribution rollout, with an emphasis on expanding into the western states.

   In 1997, the Company began expansion of its line of dog foods with the introduction of Lamb and Rice with Barley formula in its existing markets. Additionally, the Company plans to introduce a line of dry cat foods within the next twelve months.



Marketing Plan


   The Company is in the process of implementing an overall marketing strategy which commenced in February, 1997. Programs include: radio and newspaper advertising; free-standing inserts; in-store couponing, shopping cart signage and floorminders; trial size displays; store feature ads and circulars; direct mail sampling programs to targeted consumers, veterinarians and breeders; newspaper sample pouches; and extensive in-store demonstrations with sampling.

   In June 1997, the Company entered into long-term agreements with North Shore Animal League and the Pet Savers Foundation, whereby InnoPet Veterinarian Formula pet foods will be exclusively fed to in-house animals and recommend to adopters by both of these not-for-profit humane organizations which adopt out more than one million animals per year. In addition, adopters will be provided with product samples, literature and coupons, and will be able to purchase the products exclusively in retail stores of participating adoption centers.

   In connection with the above ventures, the Company is currently participating in a cross-promotion program with Warner Home Video that includes a consumer cash rebate and donation to the Pet Savers Foundation for the combined purchase of InnoPet products and the "Shiloh" home video cassette.


Subsequent Financing

   On March 23, 1998 the Company entered into a Subscription Agreement whereby the Company will issue a total of $3,600,000 of common stock over a twenty-four month period based upon the payment of $150,000 each month and a per share purchase price equal to 80% of the lowest closing bid price for the Common Stock for the twenty trading days preceding each investment date; and the grant by the Company of an option to purchase up to a total of $50,000,000 of common stock over a twenty-four month period based upon a per share purchase price equal to 85% of the lowest closing bid price for the Common Stock for the five trading days preceding each investment date. The Subscription Agreement provides however that the investor will forego funding the monthly investment in the event that the average closing bid price

                             INNOPET BRANDS CORP.
                       (A Development Stage Enterprise)

                 NOTES TO FINANCIAL STATEMENTS  -- (Continued)


   NOTE 2. BASIS OF PRESENTATION  -- (Continued)

   for a share of commmon stock as quoted on the OTC Bulletin Board for the five trading days preceding any monthly investment falls below $2.00 per share. On March 23, 1998 the closing bid price was $1.125. There can be no assurances that the closing bid price for a share of common stock will equal or exceed $2.00. Additionally, the Company does not presently have a sufficient number of authorized and unissued shares to issue should the investors choose to exercise the option. The Company plans to seek stockholder approval to amend its certificate of incorporation accordingly.

   In February 1998, the Company issued units consisting of a 10% promissory note in the principal amount of $25,000 and a warrant to purchase 25,000 shares of the Company's common stock. The note has a stated interest rate of 10% per annum and a maturity date 90 days after the date of execution. The warrant is exercisable as of the closing and expires on December 5, 2001 at an exercise price of $6.00 per share. Proceeds from the sale of the units approximated $200,000.

   In order to achieve its financial plan, the Company is seeking additional funding, which may consist of debt, equity or a combination thereof. If the Company is unable to obtain additional funding, the Company will be required to modify its current business plan. There can be no assurance that the Company will be able to obtain such additional funding. The Company has discussed working capital financing with banks and factors. There can be no assurance that any credit facility will be available to the Company, or if available, that it will be available on acceptable terms.

The eventual outcome of the success of management's plans cannot be ascertained with any degree of certainty. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.



NOTE 3. ACCOUNTS RECEIVABLE


Trade ........................................    $  739,298
Slotting fee chargebacks .....................       369,529
Reclamation and other chargebacks ............       626,783
                                                  ----------
                                                   1,735,610
Less allowance for doubtful accounts .........       575,000
                                                  ----------
                                                  $1,160,610
                                                  ==========

     The Company, in the ordinary course of business, has three components of accounts receivable; trade, slotting fee chargebacks and reclamation and other chargebacks. Slotting fee chargebacks result from customer non-compliance with the slotting agreements. If the Company determines that a customer is not in compliance with the slotting agreement, it is Company policy to bill the customer for slotting credits previously taken against the purchase of merchandise.

     Reclamation and other chargebacks result from billing the customer for credits taken for returned product or other items which the Company determines are outside the parameters allowed by the Company's policies relating to these items.


NOTE 4. INVENTORIES


Raw materials .................................    $1,177,771
Work in process ...............................       101,625
Finished product ..............................       641,803
                                                   ----------
                                                   $1,921,199
                                                  ==========

                             INNOPET BRANDS CORP.
                       (A Development Stage Enterprise)

                 NOTES TO FINANCIAL STATEMENTS  -- (Continued)


NOTE 5. PROPERTY AND EQUIPMENT


Die plates .......................................    $104,221
Computers, office equipment and software .........     395,522
Furniture and fixtures ...........................      59,555
Leasehold improvements ...........................       9,147
                                                      --------
                                                       568,444
Less accumulated depreciation ....................     141,831
                                                      --------
                                                      $426,611
                                                      ========

     The Company is obligated under a capital lease that expires in January, 2000. At December 31, 1997, the gross amount of property and equipment and related accumulated amortization relating to the capital lease was as follows:


Computers, office equipment and software .........    $ 56,000
Less accumulated amortization ....................       9,333
                                                      --------
                                                      $ 46,667
                                                      ========

     Amortization of the asset held under the capital lease is included with depreciation expense. Depreciation expense for 1997 and 1996 was $114,933 and $27,354, respectively.


NOTE 6. ACQUISITION OF PRODUCT FORMULAE AND INVENTORY AND NON-COMPETE AGREEMENT


     In accordance with the terms of an Asset Purchase Agreement dated January 16, 1996 among the Company, InnoPet Inc. and a subsidiary of ConAgra, Inc., on the Initial Closing Date, as defined (January 16, 1996), the Company acquired all of the right, title and interest in and to the formulae which were used in connection with the pet food business that had been known as KenVet Nutritional Care. On the Final Closing Date, as defined (on or before February 15, 1996), the Company acquired all of the right, title and interest in and to certain other assets, as defined, comprised primarily of the current inventory existing as of the Final Closing Date. The Company did not assume any liabilities, obligations or commitments relating to the business. In addition, in order to induce the Company to purchase the assets pursuant to the agreement, ConAgra agreed that for a three year period following the Initial Closing Date, it will not manufacture or sell certain nutritional finished pet food products. Additionally, the Company agreed to purchase and ConAgra agreed to supply certain products at stipulated prices for the next three years, subject to cancellation by either party without penalty upon sixty days notice.

     The purchase price for the assets, as finally negotiated, was a total of $641,021. Of this total amount, $250,000 was paid on the Initial Closing Date in exchange for the formulae, and the balance of $391,021 was to be paid on the Final Closing Date in exchange for the remaining assets. The $250,000 was paid by InnoPet Inc. on the Initial Closing Date, and has been recorded as a capital contribution by InnoPet Inc.. The $391,021 was paid by InnoPet Inc. in April and May 1996 and has been reflected as a capital contribution by InnoPet Inc.
in the accompanying financial statements.

     The Company has allocated the various rights and resources inherent in the agreement as follows: $250,000 as product formulae acquisition costs, based on the negotiated amount contained in the agreement; $116,021 as inventory, based upon management's estimate of the liquidation value of the inventory; and $275,000 as a non-compete agreement, based upon management's evaluation of the estimated economic benefit expected to be derived from this right. The Company believes that the allocation made to the tangible and intangible assets set forth above is a reasonable measurement of the rights and resources inherent in the agreement.

                             INNOPET BRANDS CORP.
                       (A Development Stage Enterprise)

                 NOTES TO FINANCIAL STATEMENTS  -- (Continued)


     In connection with the acquisition of the formulae, non-compete agreement and inventory pursuant to the Asset Purchase Agreement, it was intended by the Company that the substance of the transaction was to acquire the formulae to the pet food products in order to gain entrance into this line of business and augment InnoPet Inc.'s pet food business.

     However, in order to effect the acquisition of the formulae, it was necessary to purchase the inventory as part of the acquisition transaction. The Company considered the purchase of the inventory as incidental to the acquisition of the formulae, and utilized the raw material portion of the inventory in the production of the Company's pet food products when possible, recouped its investment in the remainder of the inventory wherever possible and disposed of the portion which was neither useable or salable prior to December 31, 1996. Additionally, the Company's business plan for the pet food business contemplates operation of this business in a manner significantly different from that employed by ConAgra, including such attributes as trade name, market distribution system, employee base, physical facilities, production techniques and sales force.

NOTE 7. NOTES PAYABLE

EIL (a) ......................................    $1,500,000
IBF (b) ......................................       262,500
Other (c) ....................................       100,000
                                                   1,862,500
                                                  ----------
Less unamortized discount ....................       146,103
                                                  ----------
                                                  $1,716,397
                                                  ==========

     (a) On July 9, 1997, the Company secured short-term financing in the form of a senior convertible note of $1,500,000 from Entrepreneurial Investors, Ltd. ("EIL"), a Bahamas corporation and principal stockholder of the Company. The note has a stated interest rate of 14%, matures on January 15, 1998 and is collateralized with 600,000 shares of the Company's common stock, held in escrow at December 31, 1997. The principal and interest may be converted into common stock of the Company at $4.50 per share at the option of the holder. Additionally, the agreement provides that the Company shall issue 225,000 warrants to purchase shares of the Company's common stock at $6.00 per share to the holder. These warrants are subject to the same terms and conditions as the warrants currently publicly traded. The fair value of these warrants was estimated to be $415,575, based on the market value of the warrants currently traded. This amount has been recorded in these financial statements as a discount on notes payable with a corresponding credit to additional paid-in capital and is being amortized over the term of the note. The Company has failed to make any interest or principal payments of the senior notes and, consequently, EIL is seeking release of the collateral shares as satisfaction of the debt.

     (b) On December 3, 1997, the Company borrowed $262,500 from a financial institution, Interbank Special Purpose Corporation II ("IBF"). The note matures 90 days from issuance, has a stated interest rate of 18% and is collateralized by the Company's receivables at the issuance date. Subsequently, on January 28, 1998, the loan was extended and increased to $762,500; the net proceeds amounted to approximately $350,000. The new note matures April 27, 1998, has a stated interest rate of 18% and is collateralized by, among other things, all inventory, equipment, vehicles, accounts receivable, trade names and trademarks of the Company (see Note 14).

     (c) In December 1997, the Company completed a private placement consisting of promissory notes in the principal amount of $125,000 including $100,000 payable to a company in which a director of the Company holds a membership interest. The notes have stated interest rates of 10% and mature 90 days from issuance. Additionally, the loan agreements provide that the Company issue a total of 145,000 warrants to purchase shares of the Company's common stock at $6.00 per share. These warrants are subject to the same terms and conditions as the warrants currently publicly traded. The fair value of these warrants was estimated to be $172,900 based on the market value of the warrants as currently traded. This amount has been reflected in these financial statements as a discount on notes payable with a corresponding credit to additional paid-in capital, and is being amortized over the term of the notes.

                             INNOPET BRANDS CORP.
                       (A Development Stage Enterprise)

                 NOTES TO FINANCIAL STATEMENTS  -- (Continued)


NOTE 8. RELATED PARTY TRANSACTIONS


Transactions with InnoPet Inc.

     As discussed above, the Company was incorporated on January 11, 1996 as a wholly-owned subsidiary of InnoPet Inc. During the period inception through approximately June 30, 1996, substantially all of the Company's costs and expenses, and the acquisition of the Company's assets, were paid or incurred on behalf of the Company by InnoPet Inc. Such amounts have been accounted for as capital contributions by InnoPet Inc. to the Company, and are analyzed as follows:

Costs and expenses charged to operations ...............................................    $1,323,125
Initial purchase price for the acquisition of product formulae, covenant not to compete
 and inventory, including $58,773 of directly associated costs..........................       699,794
Deferred financing costs ...............................................................       198,429
                                                                                            ----------
                                                                                            $2,221,348
                                                                                            ==========

     The costs and expenses expended on behalf of the Company by InnoPet Inc. were determined based upon an analysis of those costs directly associated with or reasonably allocated to the Company's operational activities related to the premium pet food business. Personnel costs were allocated based upon estimates of the actual time devoted by individual employees to the Company's activities on a monthly basis. General and administrative expenses were allocated based on the overall average percentage derived from the personnel allocation described above on a monthly basis. Marketing and distribution and product development costs were primarily allocated on a direct basis. In the opinion of management, the method used to allocate costs to the Company was considered to be fair and reasonable under the circumstances.

     See Note 12 regarding a facilities agreement with InnoPet Inc.


Debt Financing by InnoPet Inc.

     On June 5, 1996, InnoPet Inc. provided debt financing to the Company in the amount of $1,000,000. The note is a five-year unsecured note, providing for annual principal payments of $200,000 and interest at 1% over prime (8.5% at 12/31/97) payable quarterly commencing September 1, 1996, and contains no prepayment penalty. This note was substantially satisfied in an Exchange Agreement dated December 23, 1997 (see below).


Accounts Payable, InnoPet Inc.

     In addition to the debt financing described above, InnoPet Inc. has also provided working capital financing to the Company on open account. Such funds were used primarily for inventories, operating costs and expenses, and deferred offering costs and financing costs. These working capital advances were paid in full with the Exchange Agreement dated December 23, 1997 (see below).


Exchange Agreement With InnoPet, Inc.

     On December 23, 1997, the Company entered into an Exchange Agreement with InnoPet, Inc. Pursuant to the terms of the Exchange Agreement, the Company satisfied $641,000 of the remaining unpaid principal of the note payable to InnoPet, Inc., accrued interest in the amount of $132,703, and full payment of the intercompany payable of $543,828 by the issuance of common stock shares. The number of common shares issued in this transaction was 396,847, which was determined by dividing the sum of the debt to be satisfied by eighty percent of the average closing bid price for a share of common stock as reported by the NASDAQ Small Cap Market for the five trading days preceding the closing date. These shares will remain restricted for a period of one year.

                             INNOPET BRANDS CORP.
                       (A Development Stage Enterprise)

                 NOTES TO FINANCIAL STATEMENTS  -- (Continued)


NOTE 8. RELATED PARTY TRANSACTIONS  -- (Continued)


Note Payable InnoPet, Inc.

     Subsequent to the conversion of the InnoPet, Inc. debt to common shares of the Company, the remaining outstanding debt of $159,000 was renegotiated to come due in June 2001. This loan will bear interest at 1% over prime (9.5% at December 31, 1997) with interest payable quarterly.


Sale of Common Stock to Officers and Employees and InnoPet Inc.

     On June 1, 1996, the Company sold an aggregate of 652,449 shares of common stock to certain officers and employees of the Company, including the chairman of the board and chief executive officer, for a total amount of $2,087,839, and 43,497 shares to InnoPet Inc. for $139,190 ($3.20 per share). The officers and employees purchased their shares by means of three-year notes which bear interest at 5.75% annually. The notes are of full recourse to the officers and employees during the first two years of the term of the notes, and are secured by the shares owned by the officers and employees. The purchase price of the shares purchased by InnoPet Inc. was applied against the then outstanding balance due to InnoPet Inc. arising from costs and expenses expended on behalf of the Company by InnoPet Inc. In 1997, one ex-employee relinquished his right to an aggregate of 957 shares of common stock as satisfaction of his indebtedness to the Company. At December 31, 1997, the relinquished shares were held in treasury at the cost of $3,236. On February 6, 1998, a former officer assigned his 86,993 shares of common stock from this transaction and all rights and obligations of the note serving such shares to two present officers.

     In August 1997, InnoPet, Inc. canceled $91,000 of debt owed to it as consideration for the issuance of 26,000 shares of common stock by the Company in settlement of claims brought against InnoPet, Inc. and the Company by certain investors.


Other

     In 1997, the Company paid a director of the Company approximately $96,000 for various legal and other services which he has provided to the Company.

NOTE 9. INCOME TAXES

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. SFAS No. 109 is an asset and liability approach for computing deferred income taxes.

     The provision for income taxes has been computed on a separate return basis. The Company does not plan to file a consolidated income tax return with InnoPet Inc. The successful completion of the initial public offering (see Note
11) and the sale of common stock to certain officers and employees of the Company (see Note 8), had the effect of disqualifying the Company as a member of the consolidated group with InnoPet Inc.

     As of December 31, 1997, on a separate return basis, the Company had a net operating loss carryforward for Federal income tax reporting purposes amounting to approximately $16,500,000, of which approximately $6,500,000 expires in 2011 and the remaining $10,000,000 expires in 2012.

                             INNOPET BRANDS CORP.
                       (A Development Stage Enterprise)

                 NOTES TO FINANCIAL STATEMENTS  -- (Continued)


NOTE 9. INCOME TAXES  -- (Continued)

     The Company presently has no significant temporary differences between financial reporting and income tax reporting. The components of the deferred tax asset as of December 31, 1997 were as follows:


Benefit of net operating loss carryforwards .........    $6,100,000
Less valuation allowance ............................     6,100,000
                                                         ----------
Net deferred tax asset ..............................    $       --
                                                         ==========

     As of December 31, 1997, sufficient uncertainty exists regarding the realizability of these operating loss carryforwards and, accordingly, a valuation allowance of $6,100,000, which related to the net operating losses, has been established.

     In accordance with certain provisions of the Tax Reform Act of 1986, a change in ownership of greater than 50% of a corporation within a three year period will place an annual limitation on the corporation's ability to utilize its existing tax benefit carryforwards. Such a change in ownership occurred in 1996, based upon the sale of common stock to certain officers and employees of the Company in June 1996 (see Note 6), and the successful completion of the Company's initial public offering prior to December 31, 1996 (the end of the Company's taxable year). As a result, based upon the amount of the taxable loss incurred to December 31, 1996, the Company estimates that an annual limitation of approximately $990,000 will apply to the net operating loss carryforward existing as of that date ($6,500,000). The Company's utilization of its tax benefit carryforwards may be further restricted in the event of subsequent changes in the ownership of the Company.


NOTE 10. PRIVATE PLACEMENT FINANCING

Debt

     In August 1996, the Company completed certain private placement financing involving a total of $2,000,000 of promissory notes and 1,000,000 common stock purchase warrants (private placement warrants). Related costs amounted to approximately $424,000 resulting in net proceeds to the Company of approximately $1,576,000. The promissory notes bear interest at 10% per annum. Principal and accrued interest are payable upon the earlier of the closing of the sale of securities or other financing yielding gross proceeds of $4,000,000 to the Company, or twelve months from date of issue. The terms of the note contain, among other things, certain restrictions on the payment of dividends by the Company or incurring any liability for borrowed money, except in the ordinary course of business. Each private placement redeemable warrant entitled the holder to purchase one share of common stock at a price equal to 150% of the initial public offering price per unit, subject to adjustment, during the 36-month period commencing one year from the date the warrants are issued. Upon consummation of the initial public offering, each private placement warrant was automatically converted into a redeemable warrant having terms identical to that of the redeemable warrants underlying the units of the initial public offering (see Note 11).

     The fair value of these warrants was estimated to be $250,000 ($.25 per warrant) based, among other things, upon a financial analysis of the term of the warrants. This amount has been reflected in the accompanying financial statements as a discount on the notes payable, with a corresponding credit to additional paid-in capital, and was amortized over the term of the notes (four months).

     In connection with the private placement financing, the Company issued to the placement agent 200,000 placement agent warrants to purchase 200,000 shares of common stock at an exercise price of $2 per share. These placement agent warrants were canceled upon the consummation of the initial public offering.

                             INNOPET BRANDS CORP.
                       (A Development Stage Enterprise)

                 NOTES TO FINANCIAL STATEMENTS  -- (Continued)


NOTE 10. PRIVATE PLACEMENT FINANCING  -- (Continued)

     Simultaneously with the closing of the initial public offering, these notes, together with accrued interest, were paid in full from the proceeds. The total amount paid aggregated $2,061,944, which included $61,944 of accrued interest.

Equity

     On April 29, 1997, the Company completed a $2,500,000 private placement of 625,000 shares of Series A 4% cumulative preferred stock, par value of $.01 per share, at $4.00 per share. The Series A Preferred Stock is convertible at the holder's option, into common stock, on a one share for one share basis, and bears a cumulative dividend of 4% per annum, payable quarterly by the issuance of additional common stock. The number of shares of common stock to be issued as a dividend shall be determined based on the average closing bid price for shares of the common stock for the twenty trading days preceding the record date for the declaration of the dividend. The placement agent for this private placement received an option to purchase 62,500 shares of Series A Preferred Stock, which has a term of five years commencing on April 29, 1998.

     On December 18, 1997, the Company entered into a private placement of up to $4,000,000, consisting of the sale of shares of 8% Series B Cumulative Convertible Preferred Stock of the Company at $100 per share, to Explorer Partners LLC ("Explorer"). Explorer purchased 10,000 shares of the Series B Preferred on December 18, 1997, for gross proceeds of $1,000,000. In accordance with the Company's December 17, 1997 Certificate of Designation, each share of Series B Preferred Stock is convertible at any time, at the option of the holder thereof, into that number of shares of Common Stock which is equal to $100 divided by 80% of the average closing bid price for a share of Common Stock for the five trading days preceding the conversion date, provided that such conversion price shall not exceed $6.00 per share of Common Stock. The Series B Preferred Stock pays a quarterly dividend of 8% per annum, and is payable, at the Company's sole option, in cash or by the issuance of shares of Common Stock. The number of shares of Common Stock to be issued as a dividend shall be determined based upon the average closing bid price for a share of Common Stock for the five trading days preceding the last day of the calendar quarter for the applicable dividend period. In connection with the private placement, the Company issued 40,000 Redeemable Warrants to Explorer Fund Management, LLC on December 18, 1997.

     In February and March 1998, the Company sold a total of an additional 10,000 shares of the Series B Preferred Stock for gross proceeds of $1,000,000. In connection with this sale, the Company issued a total of 40,000 Redeemable Warrants.

NOTE 11. INITIAL PUBLIC OFFERING


     In December 1996, the Company raised additional capital through an initial public offering of its securities. The public offering consisted of 2,250,000 units, each unit consisting of one share of common stock and one redeemable warrant. Each redeemable warrant entitles the holder to purchase one share of common stock at 150% of the initial public offering price per unit, subject to adjustment. In addition, there was an over-allotment option which was exercised by the underwriter resulting in a total of 2,587,500 units being sold. Gross proceeds totaled $10,350,000 and offering expenses aggregated $1,909,253, resulting in net proceeds of $8,440,747.

     In addition, the underwriter purchased warrants to purchase from the Company 225,000 units for nominal consideration, which may be exercised anytime in the four year period commencing at the beginning of the second year following issuance, at an exercise price of 165% of the initial public offering price.

     At the time the initial public offering was completed, the Company ceased being a subsidiary of InnoPet Inc. inasmuch as InnoPet Inc.'s ownership of the Company's common stock amounted to only approximately 27.5% following the completion of the public offering.

                             INNOPET BRANDS CORP.
                       (A Development Stage Enterprise)

                 NOTES TO FINANCIAL STATEMENTS  -- (Continued)


NOTE 12. COMMITMENTS AND CONTINGENCIES

Employment Agreements

     The Company entered into an employment agreement with the chief executive officer dated as of June 1, 1996 which expires on May 31, 2000. The agreement provides, among other things, for an annual salary of $200,000 to December 31, 1997 and $250,000 thereafter; a discretionary bonus up to 25% of the annual salary to be determined by the board of directors; and a performance bonus to be determined by the compensation committee of the board of directors, based upon the net earnings of the Company in any given year. The agreement also provides for life insurance, auto and office expense reimbursements and a stock option plan. If this agreement is terminated by the Company without cause, the officer will be entitled to a severance payment equal to three times his average annual salary, as defined.


     The Company has also entered into employment agreements with several other executive officers, which terminate from May, 1999 to December, 2000, contain a one-year renewal option, generally provide for a severance payment equal to six months of annual salary payable over six months following termination, contain certain restrictions on competition, and provide for aggregate annual salaries of approximately $373,000.


     In June 1997, the Company and substantially all executive officers agreed to reduce immediately each executive's salary by 25%. As of March 23, 1998 this reduction in base salary was still in place.

Incentive Stock Plan

     The Company has reserved a total of 400,000 shares of common stock for issuance under the 1996 Stock Option Plan. The Plan provides for the award of options, which may be either incentive stock options (ISO's) within the meaning of the Internal Revenue Code or non-qualified options (NQO's) which are not subject to special tax treatment. The Plan is administered by the board of directors or a committee appointed by the board (the Administrator). Subject to certain restrictions, the Administrator is authorized to designate the number of shares to be covered by each award, the terms of the award, the dates on which and the rates at which options or other awards may be exercised, the method of payment and other terms.


     The exercise price for ISO's cannot be less than the fair market value of the stock subject to the option on the grant date. The exercise price of a NQO shall be fixed by the Administrator at whatever price the Administrator may determine in good faith. Unless the Administrator determines otherwise, options generally have a 10-year term. Unless the Administrator provides otherwise, options terminate upon the termination of a participant's employment, except that a participant may exercise an option to the extent that it was exercisable on the date of termination for a period of time after termination.


     During 1997, 67,500 incentive stock options were granted under the Plan. These options have an exercise price equal to the market price on January 2, 1997, which is considered to be a price at least equal to market value.

     In the first quarter of 1998, 101,000 incentive stock options were granted under the Plan, at an exercise price equal to market value.

                             INNOPET BRANDS CORP.
                       (A Development Stage Enterprise)

                 NOTES TO FINANCIAL STATEMENTS  -- (Continued)


NOTE 12. COMMITMENTS AND CONTINGENCIES  -- (Continued)

Capital Leases

     The Company is obligated under a lease for certain office equipment expiring January, 2000. Future minimum capital lease payments and the net present value of the future minimum lease payments at December 31, 1997 are as follows:

Year Ending December 31,
1998 ................................................    $ 15,600
1999 ................................................      15,600
2000 ................................................       1,300
                                                         --------
 Total minimum lease payments ............. .........      32,500
Less amount representing interest ...................       1,400
                                                         --------
Present value of net minimum lease payments .........      31,100
Current maturities ..................................      14,600
                                                         --------
                                                         $ 16,500
                                                         ========

Facilities Agreement


     The Company has entered into a facilities agreement with InnoPet Inc. whereby it has agreed to lease its premises, furnishings and equipment from InnoPet Inc. until April 30, 2001. The future minimum lease payments due under this agreement are as follows:

Year ending December 31,
1998 ................................................  $  310,000
1999 ................................................     325,000
2000 ................................................     341,000
2001 ................................................     114,000
                                                       ----------
                                                       $1,090,000
                                                       ==========

Financing Consulting Agreement



     On December 5, 1996, the Company entered into a financial advisory and consulting agreement with Joseph Stevens & Company, L.P. the underwriter involved in the initial public offering (the "Consultant"). The agreement outlines the Consultant's duties to include, but not be limited to, rendering advice with regards to financial reports, press releases, meetings with securities analysts, and internal operations of the Company. The term of the agreement is twenty-four months commencing on December 5, 1996, with compensation of $48,000 due at commencement.



Litigation


     On March 16, 1998, Entrepreneurial Investors, Ltd., a Bahamas company ("EIL"), commenced an action against the Company seeking specific performance of the Company's obligations under a registration rights agreement dated April 28, 1997 and a bridge loan agreement, dated July 9, 1997. The complaint alleges that the Company had an obligation to register shares of common stock underlying 625,000 shares of the Company's Series A Convertible Preferred Stock purchased by EIL pursuant to a subscription agreement dated as of April 28, 1997, in exchange for $2,500,000. The complaint further alleges that the Company is obligated to register certain securities, including shares of common stock relating to warrants acquired by EIL.

     The action is currently in its preliminary stages. Although the Company denies liability, it is contemplated that a contemplated registration statement, when it becomes effective, will satisfy all of EIL's claims as asserted, thereby rendering that action moot.

                             INNOPET BRANDS CORP.
                       (A Development Stage Enterprise)

                 NOTES TO FINANCIAL STATEMENTS  -- (Continued)


NOTE 12. COMMITMENTS AND CONTINGENCIES  -- (Continued)


     On December 22, 1997, a vendor commenced an action against the Company for alleged non-payment for packaging services. Plaintiff seeks money damages of approximately $119,000, plus interest. Plaintiff filed a motion for summary judgment on the ground of account stated. The Company filed a cross-motion for lack of personal jurisdiction and opposed the motion by plaintiff for summary judgment. The Company answered the complaint denying all liability and asserted counter-claims.


NOTE 13. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

     The information set forth below provides disclosure of the estimated fair value of the Company's financial instruments presented in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 107. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 1997. Since the reported fair values of financial instruments are based upon a variety of factors, they may not represent actual values that could have been realized as of December 31, 1997 or that will be realized in the future.

     The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable and debt maturing within one year. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

     The fair value of non-current debt instruments and notes receivable have been estimated using discounted cash flow models incorporating discount rates based on current market interest rates for similar types of instruments or quoted market prices, when applicable. At December 31, 1997, the differences between the estimated fair value and the carrying value of non-current debt instruments and notes receivable were considered immaterial in relation to the Company's financial position.

NOTE 14. SUBSEQUENT EVENTS

Debt Financing


     In January 1998, the Company increased its borrowings from IBF from $262,500 to $762,500 (see Note 7). The net proceeds from the increase amounted to approximately $350,000. The new note matures April 27, 1998, has a stated interest rate of 18% payable monthly and is collateralized by the Company's receivables, inventories, and property and equipment. In March 1998, the Company was notified by IBF that it had failed to make interest payments in the amount of $12,200 and, therefore, was in default under the terms of the loan. As a result, on March 17, 1998 IBF made a written demand requesting that the Company immediately deliver to IBF collateral.


Conversion of Debt to Equity


     On January 15, 1998, the Company's failed to make payment on the debt to EIL of $1,500,000 plus interest when due. The satisfaction of the debt was to be either in cash or stock, at the lender's discretion. EIL contends that since the Company was not able to repay the principal and interest in cash when requested, the Company is in default, and all 600,000 common shares in escrow, held as collateral for the loan, should be issued. While the Company agrees that common shares are to be issued in connection with the conversion of this debt, the number of shares to be issued is currently being disputed (see Note
7).

                             INNOPET BRANDS CORP.
                       (A Development Stage Enterprise)

                 NOTES TO FINANCIAL STATEMENTS  -- (Continued)


NOTE 14. SUBSEQUENT EVENTS  -- (Continued)


Subscription Agreement for Sale of Common Shares

     On March 23, 1998 the Company entered into a Subscription Agreement whereby the Company will issue a total of $3,600,000 of common stock over a twenty-four month period based upon the payment of $150,000 each month and a per share purchase price equal to 80% of the lowest closing bid price for the Common Stock for the twenty trading days preceding each investment date; and the grant by the Company of an option to purchase up to a total of $50,000,000 of common stock over a twenty-four month period based upon a per share purchase price equal to 85% of the lowest closing bid price for the Common Stock for the five trading days preceding each investment date. The Subscription Agreement provides however that the investor will forego funding the monthly investment in the event that the average closing bid price for a share of commmon stock as quoted on the OCT Bulletin Board for the five trading days preceding any monthly investment falls below $2.00 per share. On March 23, 1998 the closing bid price was $1.125. There can be no assurances that the closing bid price for a share of common stock will equal or exceed $2.00. Additionally, the Company does not presently have a sufficient number of authorized and unissued shares to issue should the investor choose to exercise the option. The Company plans to seek stockholder approval to amend its certificate of incorporation accordingly.


NASDAQ Listing Qualifications

     On March 20, 1998, the Company was delisted by the NASDAQ Small-Cap Market for failing to meet the current net tangible asset requirement of NASDAQ, which is $2,000,000. There can be no assurances that the Company will in the future satisfy the net tangible assets requirement of NASDAQ. The Company's securities as of March 23, 1998 are quoted on the OTC Electronic Bulletin Board, an inter-dealer automated quotation system sponsored and operated by the National Association of Securities Dealers.

NOTE 15. PRO FORMA PRESENTATION (UNAUDITED)


     The historical financial statements as of December 31, 1997 have been supplemented to present on a pro forma basis the following transaction which occurred subsequent to December 31, 1997, assuming that these transactions had been consummated as of December 31, 1997.

Conversion of Debt to Equity

     In connection with the conversion of the EIL debt to common shares, the conversion of the maximum number of shares to be issued upon conversion (600,000 shares) is presented on a pro forma basis. The amount converted to equity was $1,605,000, comprised of $1,500,000 of principal and $105,000 of accrued interest.

Issuance of Preferred Shares

     Subsequent to December 31, 1997, the Company sold a total of 10,000 shares of Series B 8% Cumulative Convertible Preferred Stock for total gross proceeds of $1,000,000. These shares are convertible into common stock, have a $100 per share par value and a liquidating value of $100.00 per share. A portion of the proceeds of the sale of these securities ($800,000)is to be held in escrow by a third party until the registration of the underlying shares is complete.

===============================================================================
       No underwriter, dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any date subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making the offer is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained in this Prospectus is correct as of any date subsequent to the date hereof.


                               TABLE OF CONTENTS




Section                                              Page
-------                                              ----
Available Information ............................    2
Summary ..........................................    3
The Company ......................................    3
The Offering .....................................    4
Summary Financial Information ....................    6
Risk Factors .....................................    7
The Company ......................................   11
Use of Proceeds ..................................   11
Price Range of Common Stock and
   Redeemable Warrants ...........................   11
Dividend Policy ..................................   13
Capitalization ...................................   14
Selected Financial Data ..........................   15
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations ....................................   16
Business .........................................   18
Management .......................................   24
Executive Compensation and Other
   Information ...................................   25
Disclosure of Commission Position on
   Indemnification for Securities Act Liabilities    27
Stock Option Plan ................................   28
Certain Transactions .............................   29
Principal Stockholders ...........................   31
Selling Securityholders ..........................   33
Plan of Distribution .............................   36
Description of the Company's Securities ..........   37
Shares Eligible for Future Sale ..................   38
Legal Matters ....................................   39
Experts ..........................................   39


===============================================================================

===============================================================================




                                 INNOPET BRANDS
                                     CORP.


                             Shares of Common Stock
                            and Redeemable Warrants














                                   ----------
                                   PROSPECTUS
                                   ----------




                                  March , 1998



===============================================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers.

     Section 102(b) of the Delaware General Corporation Law (the "DGCL") permits a provision in the certificate of Incorporation of each corporation organized thereunder eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. The Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the fullest extent permitted by the DGCL.

     Section 145 of the DGCL ("Section 145"), in summary, empowers a Delaware corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any nonderivative suit or proceeding, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     With respect to derivative actions, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

     Reference is made to Article Eight of the Certificate of Incorporation of the Registrant for the provisions which the Registrant has adopted relating to the indemnification of officers, directors, employees and agents.

     The Registrant has purchased directors' and officers liability insurance.


Item 25. Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses, payable in connection with the sale of the Common Stock and Redeemable Warrants (collectively the "Securities") being registered hereby. Except for the SEC registration fee, all expenses are estimated.


Item                                                    Amount
----                                                --------------
SEC registration fee ............................    $  4,690.05
Printing and engraving expenses .................      20,000.00
Legal fees and expenses .........................      50,000.00
Auditors' accounting fees and expenses ..........      15,000.00
                                                     -----------
TOTAL ...........................................    $ 89,690.05
                                                     ===========

     In addition, the holders of the Securities being registered hereby will be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of the Securities offered hereby.


Item 26. Recent Sales of Unregistered Securities.

     From January through August 1996, IPI contributed capital of $2,221,348 in exchange for 1,182,432 shares of Common Stock. In June 1996, IPI also purchased 43,497 shares of Common Stock in exchange for $139,190 in financing. In August, 1997, IPI cancelled $91,000 of debt owed to it by the Company as consideration for the issuance of 26,000 shares of Common Stock by the Company in settlement of claims brought against IPI and the Company by certain investors.

     On December 31, 1997, IPI exchanged (i) principal and accrued interest in the aggregate amount of $773,702.97, payable pursuant to a five year note dated June 5, 1996 from the Company to IPI, in the principal amount of $1.0 million, which bears interest at one percent above the prime rate, and (ii) accounts payable in the amount of $543,828.42, pursuant to a facilities agreement with the Company (collectively, the "Debt"), for 396,847 shares of Common Stock of the Company, which represents a number equal to the Debt divided by a number equal to eighty percent of the average closing bid price for a share of Common Stock as then reported by Nasdaq for the five trading days immediately preceding the closing date (the "Exchange Rate"). The shares of Common Stock issued to IPI are not transferable for a period of twelve months from the closing date without the prior written consent of the Company. Pursuant to the Exchange Agreement, the Exchange Rate shall be adjusted such that if, at any time during the one year period following the closing date, the average closing bid price for a share of the Company's Common Stock is less than or equal to $2.50 per share of Common Stock for forty-five (45) consecutive days, the Company shall issue to IPI additional shares of Common Stock equal to the difference between (a) the number of shares of Common Stock which would have resulted if the Debt had been exchanged at an Exchange Rate of $2.50 and (b) 396,847. Accordingly, the Company may issue additional shares of Common Stock to IPI in the future.

     On June 1, 1996, the Company sold a total of 652,449 shares of Common Stock to Messrs. Duke and Masters, Ms. Duke and to 14 other employees of the Company at that time, in exchange for three-year notes to the Company bearing interest at 5.75% annually, in the aggregate principal amount of $2,087,839. The notes are secured by the shares owned by the employees. Listed below are the names of the employees who purchased the shares of Common Stock, the number of shares purchased and the consideration paid.

                                              Shares      Consideration
                                            ----------   --------------
Linda Duke                                    34,797       $  111,350
Marc Duke                                    417,566       $1,336,213
Robin Hunter (1)                              43,497       $  139,190
Albert A. Masters                             43,497       $  139,190
Dana Vaughn (2)                               86,993       $  278,378
Eric Zurbuchen                                17,399       $   55,677
Susan Leonhardt                                1,740       $    5,568
John Jablonski                                 1,305       $    4,176
Francis Daily (1)                                435       $    1,392
Tara Slack                                       783       $    2,506
Deardra Thompson                                 783       $    2,506
Henry Ford                                       783       $    2,506
Debra Iannaci (1)                                522       $    1,670
Michael Zealy                                    522       $    1,670
Mary Lou Bole                                    348       $    1,114
Pamela Medlin                                    261       $      835
David Santos                                     435       $    3,392
James Kane                                       261       $      835
Mary Huff                                        174       $      557
Eve Uydess                                       174       $      557
Michelle Raglind                                 174       $      557
                                             -------       ----------
TOTAL                                        652,449       $2,098,839
------------
(1) These shares have been repurchased by the Company for the value of the underlying loan plus accrued interest.

(2) On February 6, 1998, Dana Vaughn, a former vice president of the Company, assigned his shares of Common Stock (86,993 issued in connection with the delivery of a promissory note) and all the rights and obligations of the note secured by such shares, to Michael Winer and John Bieber.

     Pursuant to a private placement of units, each unit consisting of a $50,000 10% promissory note and warrants to purchase 25,000 shares of Common Stock, the following persons purchased from the Company the number of Private Placement Warrants set forth next to each of their names during August 1996:


NAME                                                            WARRANTS
----                                                          ------------
Daniel R. Lee                                                    250,000
Jerry Finkelstein                                                 50,000
Laurence Heller                                                   50,000
Ralph K. Kato IRA                                                 50,000
Barry J. Lind, Neil G. Blum (2)                                   50,000
Barry J. Lind, Revocable Trust                                    50,000
Peter Maher and Patricia Maher (1)                                50,000
Alfred S. Palagonia                                               50,000
Nancy A. Roehl                                                    50,000
Peter G. Roehl                                                    50,000
Francine Urdang                                                   50,000
Joseph V. DiMauro                                                 25,000
Joseph V. DiMauro, as Custodian for Joseph Robert DiMauro         25,000
Jack Kaster                                                       25,000
Steven H. Kessler                                                 25,000
Frank C. Rathge Trust                                             25,000
M. Jerome Rieger                                                  25,000
                                                                 -------
TOTAL                                                          1,000,000

------------
(1) Joint tenants with rights of survivorship.

(2) Tenants-in-Common.

     On April 29, 1997, the Company completed a $2.5 million private placement (the "Private Placement") of 625,000 shares of Series A 4% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), at $4.00 per share, to Entrepreneurial Investors, Ltd., a Bahamas company ("EIL"). The Series A Preferred Stock is convertible, at the holder's option, into Common Stock, on a one share for one share basis, and bears a cumulative dividend of four percent (4%) per annum, payable quarterly by the issuance of additional Common Stock. The number of shares of Common Stock to be issued as a dividend shall be determined based upon the average closing bid price for shares of the Common Stock as quoted on the OTC Bulletin Board for the twenty trading days preceding the record date for the declaration of the dividend. The placement agent for this Private Placement, Equity Services, Ltd., a Bahamas company, received an option to purchase 62,500 shares of Series A Preferred Stock, which has a term of five years commencing on April 29, 1998.

     On July 9, 1997, the Company issued a senior convertible note (the "Note") to EIL, in the principal amount of $1.5 million, with a stated interest rate of 14% per annum and a maturity date of January 15, 1998. Any interest under the Note may be paid, at the option of the holder, in Common Stock valued at $4.50 per share. The Note is collateralized by 600,000 shares of Common Stock being registered in this offering and may be converted, at the option of EIL, into Common Stock at a conversion price of $4.50 per share. EIL has taken possession of the collateral and commenced an action for specific performance demanding, among other items, that such collateral be registered. See "Business -- Litigation". Additionally, in connection with the loan, the Company issued 225,000 Redeemable Warrants to Equity Services Ltd., an affiliate of EIL.

     Pursuant to a Settlement Agreement dated August 29, 1997 among the Company and Charles Johnston, the Company issued, on behalf of IPI, 13,000 shares of Common Stock, which shares are not transferable for a period of twelve months from their date of issuance.

     Pursuant to a Settlement Agreement dated August 5, 1997 among the Company, IPI and Ronald H. and Margaret T. Rust, the Company issued 13,000 shares of Common Stock, which shares are not transferable for a period of twelve months from their date of issuance.

     On December 18, 1997 the Company entered into a private placement of up to $4.0 million, consisting of the sale of shares of Series B Preferred Stock of the Company at $100 per share, to Explorer Partners LLC ("Explorer"). Explorer purchased 10,000, 2,000 and 8,000 shares of the Series B Preferred on December 18, 1997, February 20, 1998 and March 18, 1998, respectively. Net proceeds to the Company to date from such private placement are approximately $2.0 million. Each share of Series B Preferred Stock is convertible at any time, at the option of the holder thereof, into that number of shares of Common Stock which is equal to $100 divided by 80% of the average closing bid price for a share of Common Stock as quoted on the OTC Electronic Bulletin Board for the five trading days preceding the conversion date, provided, that such conversion price shall not exceed $6.00 per share of Common Stock. The Series B Preferred Stock pays a quarterly dividend of 8% per annum, and is payable, at the Company's option, in cash or by the issuance of shares of Common Stock. The number of shares of Common Stock to be issued as a dividend, if applicable, shall be determined based on the average closing bid price for a share of Common Stock as quoted on the OTC Electronic Bulletin Board for the five trading days preceding the last day of the calendar quarter for the applicable dividend period. In connection with the private placement, the Company issued 40,000, 8,000 and 32,000 Redeemable Warrants to Explorer Fund Management, L.L.C. on December 18, 1997, February 20, 1998 and March 18, 1998, respectively. In addition, the Company issued 100,000 Redeemable Warrants to Coleman and Coleman Securities, Inc.

     In December 1997, the Company completed a private placement of 4 units (the "Units") to Curi Oil Co. LLC, each Unit consisting of a promissory note of the Company in the principal amount of $25,000, bearing interest at the rate of 10% per annum and maturing 90 days after the date of issuance, and redeemable warrants to purchase 30,000 shares of Common Stock expiring on December 5, 2001, at an exercise price of $6.00 per share. Curtis Granet, a director of the Company holds a 40% membership interest in Curi Oil Co. LLC, and was issued 10,000 Redeemable Warrants in connection with this transaction.

     In December, 1997, the Company completed a private placement of 1 unit, each unit consisting of a promissory note in the principal amount of $25,000, bearing interest at the rate of 10% per annum and maturing 90 days from the issuance thereof, and Redeemable Warrants to purchase 25,000 shares of Common Stock, expiring on December 5, 2001, at an exercise price of $6.00 per share.

     On December 3, 1997, the Company issued to Interbank Special Purpose Corporation II ("IBF"), a wholly- owned special purpose subsidiary of Coleman and Coleman Securities, Inc. ("Coleman"), a secured promissory note in the principal amount of $262,500 (the "IBF Note"). Subsequently on January 28, 1998, the loan was increased to $762,500. The IBF Note bears interest at the rate of 1.5% per month (18% per annum) and matures on April 28, 1998. Interest on the IBF Note is payable on a monthly basis. The IBF Note is secured by, among other things, all inventory, equipment, vehicles, accounts receivables, trade names and trademarks of the Company (the "Collateral"). On March 17, 1998, IBF notified the Company of its default under the IBF Note and made a written demand requesting that the Company immediately deliver to IBF the Collateral. The Company intends to use a portion of the proceeds received from the Investment to pay the outstanding principal, interest and fees on the IBF Notes.

     In February 1998, the Company completed a private placement of units, each unit consisting of a promissory note in the principal amount of $25,000, bearing interest at the rate of 10% per annum and maturing 90 days from the issuance thereof, and Redeemable Warrants to purchase 25,000 shares of Common Stock, expiring on December 5, 2001, at an exercise price of $6.00 per share. The following persons purchased from the Company the number of Redeemable Warrants set forth next to each of their names:

NAME                                                               WARRANTS
----                                                               --------
Manuel Arvesu                                                      50,000
SFG Financial Services, Inc.                                       50,000
Rafael Pratts, Jr.                                                 50,000
Southlake Trading Corp.                                            25,000
Lynn M. Esco                                                       25,000

     On February 10, 1998, the Company agreed to issue 4,444 shares to M.W. Houck as payment in full for broker fees outstanding.

     Pursuant to a Settlement Agreement dated March 9, 1998 among the Company, the predecessor to IPI, Beverage Canners International Corporation ("BCIC"), and others, the Company agreed to issue shares of Common Stock equal to $38,750 or 10,000 shares of Common Stock, whichever is greater, to BCIC.

     The sales of the aforementioned securities were made in reliance upon the exemption from the registration provisions of the Act afforded by section 4(2) thereof and /or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. To the best of Registrant's knowledge, the purchase of the securities described above acquired them for their own account, and with the view to any distribution thereof to the public.



Item 27. Exhibits.

     The following exhibits are filed as part of this Registration Statement:

Exhibit
Number                 Description of Document
-------                -----------------------
 3.1    Certificate of Incorporation, as amended*
 3.2    Certificate of Designation of Series A Preferred Stock*
 3.3    By-Laws of the Registrant*
 3.4    Certificate of Designation of Series B Preferred Stock+
 4.1 Redeemable Warrant Agreement entered into between Registrant and Continental Stock Transfer & Trust Co., including form of Redeemable Warrant Certificate*
 4.2 Form of Representative's Warrant Agreement including Form of Representative's Warrant*
 4.3    Specimens of Registrant's Common Stock, and Redeemable Warrant
        Certificate*
 4.4 Investor Subscription Agreement between Registrant and Entrepreneurial Investors, Ltd.*
 4.5 Registration Rights Agreement between Registrant and Entrepreneurial Investors, Ltd.*
 4.6 Loan Agreement between Registrant and Entrepreneurial Investors, Ltd. with exhibits*
 4.7    Exchange Agreement between Registrant and InnoPet Inc., with exhibits+
 4.8 Form of Investor Subscription Agreement and Investment Representation between Registrant and Explorer Partners LLC+
 4.9 Form of Subscription Agreement between Registrant and Explorer Fund Management, L.L.C.+
 4.10 Form of Registration Rights Agreement between Registrant and Explorer Partners LLC+
 4.11 Form of Subscription Agreement and Investment Representation between Registrant and December, 1997 and February, 1998 private placement investors+
 4.12 Form of Promissory Note between Registrant and December, 1997 and February, 1998 private placement investors+
 4.13 Amended Secured Promissory Note from Registrant in favor of Interbank Special Purpose Corporation II+
 4.14 Subscription Agreement and Investment Representation between Registrant and HSBC James Capel Canada, Inc.+
 5.1    Opinion and Consent of Camhy Karlinsky & Stein LLP+
10.1    1996 Stock Option Plan*
10.2    Employment Agreement between Registrant and Marc Duke with exhibits*
10.3    Employment Agreement between Registrant and John Bieber*
10.4    Employment Agreement between Registrant and Linda Duke with exhibits*
10.5 Employment Agreement between Registrant and Albert Masters with exhibits*
10.6    Facilities Agreement between Registrant and InnoPet Inc.*
10.7    Supply Agreement between Registrant and Monfort, Inc.*
10.8    Employment Agreement between Registrant and Michael L. Winer+
11.1    Statement re: Computation of Earnings per Share+
23.1    Consent of Camhy Karlinsky & Stein LLP - included in Exhibit 5.1

Exhibit
Number                 Description of Document
-------                -----------------------
23.2    Consent of Rachlin Cohen & Holtz+
24 Power of Attorney for Michael L. Winer (contained on page II-6 of this Registration Statement)++

------------
*  Previously filed.
+  Filed herewith.
++ Power of Attorney for all other officers and directors, other than Burnett W. Donoho filed with September 30, 1997 Registration Statement.


Item 28. Undertakings.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales of the Securities are being made, a post-effective amendment to this Registration Statement to:

       (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

       (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any additional or changed material information on the plan of distribution.

     2. That, for the purpose of determining liability under the Securities Act, it shall treat each post-effective amendment as a new registration statement of the securities offered, and treat the offering of the securities at that time as an initial bona fide offering.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 15, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer of controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Shares being registered hereby, the Company will, unless, in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by the Company against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 26th day of March, 1998.

                                          INNOPET BRANDS CORP.



                                          By: /s/ Marc Duke
                                            -----------------------------------
                                            Marc Duke
                                            Chief Executive Officer and
                                            Chairman of the Board

     KNOW ALL PERSONS BY THESE PRESENTS, that Michael L. Winer whose signature appears below constitutes and appoints Marc Duke, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments, including post-effective amendments and related registration statements, to this Registration Statement, and to file same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do separately and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could so in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

        Signature                                    Title                                          Date
        ---------                                    -----                                          ----
    /s/ Michael L. Winer           Vice-President, Chief Financial Officer                      March 26, 1998
-------------------------------    and Secretary
        Michael L. Winer           (Principal Financial and Accounting
                                   Officer)

                                 EXHIBIT INDEX

Exhibit
Number                 Description of Document
-------                -----------------------
 3.1    Certificate of Incorporation, as amended*
 3.2    Certificate of Designation of Series A Preferred Stock*
 3.3    By-Laws of the Registrant*
 3.4    Certificate of Designation of Series B Preferred Stock+
 4.1 Redeemable Warrant Agreement entered into between Registrant and Continental Stock Transfer & Trust Co., including form of Redeemable Warrant Certificate*
 4.2 Form of Representative's Warrant Agreement including Form of Representative's Warrant*
 4.3    Specimens of Registrant's Common Stock, and Redeemable Warrant
        Certificate*
 4.4 Investor Subscription Agreement between Registrant and Entrepreneurial Investors, Ltd.*
 4.5 Registration Rights Agreement between Registrant and Entrepreneurial Investors, Ltd.*
 4.6 Loan Agreement between Registrant and Entrepreneurial Investors, Ltd. with exhibits*
 4.7    Exchange Agreement between Registrant and InnoPet Inc., with exhibits+
 4.8 Form of Investor Subscription Agreement and Investment Representation between Registrant and Explorer Partners LLC+
 4.9 Form of Subscription Agreement between Registrant and Explorer Fund Management, L.L.C.+
 4.10 Form of Registration Rights Agreement between Registrant and Explorer Partners LLC+
 4.11 Form of Subscription Agreement and Investment Representation between Registrant and December, 1997 and February, 1998 private placement investors+
 4.12 Form of Promissory Note between Registrant and December, 1997 and February, 1998 private placement investors+
 4.13 Amended Secured Promissory Note from Registrant in favor of Interbank Special Purpose Corporation II+
 4.14 Subscription Agreement and Investment Representation between Registrant and HSBC James Capel Canada, Inc.+
 5.1    Opinion and Consent of Camhy Karlinsky & Stein LLP+
10.1    1996 Stock Option Plan*
10.2    Employment Agreement between Registrant and Marc Duke with exhibits*
10.3    Employment Agreement between Registrant and John Bieber*
10.4    Employment Agreement between Registrant and Linda Duke with exhibits*
10.5 Employment Agreement between Registrant and Albert Masters with exhibits*
10.6    Facilities Agreement between Registrant and InnoPet Inc.*
10.7    Supply Agreement between Registrant and Monfort, Inc.*
10.8    Employment Agreement between Registrant and Michael L. Winer+
11.1    Statement re: Computation of Earnings per Share+
23.1    Consent of Camhy Karlinsky & Stein LLP - included in Exhibit 5.1
23.2    Consent of Rachlin Cohen & Holtz+
24 Power of Attorney for Michael L. Winer (contained on page II-6 of this Registration Statement)++

------------
*  Previously filed.
+  Filed herewith.
++ Power of Attorney for all other officers and directors, other than Burnett W. Donoho filed with September 30, 1997 Registration Statement.